EXHIBIT 4.13

CONFORMED COPY

Dated 10 July 2003

SCOTTISH POWER FINANCE (JERSEY) LIMITED

and

SCOTTISH POWER PLC

and

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

TRUST DEED

constituting

U.S.$700,000,000 4.00 per cent. Step-Up Perpetual Subordinated Guaranteed

Convertible Bonds

Guaranteed by Scottish Power plc and convertible into 4.00 per cent.

Exchangeable Redeemable Preference Shares in Scottish Power Finance

(Jersey) Limited which will be exchanged immediately for

Ordinary Shares in Scottish Power plc

Linklaters

Table of Contents

Contents		Page
1	Interpretation	1

2	Amount of the Original Bonds and Covenant to Pay	6

3	Guarantee, Indemnity and Subordination of Bond Guarantee	12

4	Form of the Original Bonds; Issue of the Original Bonds	14

5	Stamp Duties and Taxes	15

6	Subordination by the Issuer	16

7	Further Issues	17

8	Application of Moneys received by the Trustee	17

9	Covenant to Comply with Provisions	18

10	Conversion	18

11	Conversion on Redemption	19

12	Covenants relating to Conversion and other matters	21

13	Covenants	22

14	Remuneration and Indemnification of the Trustee	25

15	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000	27

16	Trustee liable for negligence	31

17	Waiver and Proof of Default	31

18	Trustee not precluded from entering into Contracts	31

19	Modification and Substitution	32

20	Appointment, Retirement and Removal of the Trustee	33

21	Communications	34

22	Purchase or Redemption by the Guarantor of its own Shares	35

23	Governing Law and Jurisdiction	35

i

ii

This Trust Deed is made on 10 July 2003 between:

(1)	SCOTTISH POWER FINANCE (JERSEY) LIMITED (the “Issuer”) whose registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX;

(2)	SCOTTISH POWER PLC (the “Guarantor”) whose registered office is at 1 Atlantic Quay, Robertson Street, Glasgow G2 8FP; and

(3)	THE LAW DEBENTURE TRUST CORPORATION p.l.c. whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the “Trustee”, which expression shall, where the context so admits, include all persons for the time being the trustee or trustees of this Trust Deed).

Whereas:

(A)	The Issuer, incorporated with limited liability in Jersey, has by a resolution of its Board of Directors passed on 8 July 2003 authorised the issue of U.S.$700,000,000 4.00 per cent. Step-Up Perpetual Subordinated Guaranteed Convertible Bonds to be constituted by this Trust Deed.

(B)	The Guarantor, incorporated with limited liability in Scotland, has by resolutions of its Board of Directors passed on 29 May 2003 and a Committee of its Board of Directors passed on 17 June and 3 July 2003 resolved to give the guarantee of the Bonds and the Preference Shares (each as defined in Clause 1.1 below) upon and subject to the terms and conditions set out below, the Articles of the Issuer and the Deed Poll and has authorised the issue of the Ordinary Shares for which the Preference Shares will be exchanged.

(C)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

Now this Deed witnesses and it is hereby agreed and declared as follows:

1	Interpretation

1.1	Definitions: The following expressions shall have the following meanings:

“Agency Agreement” means, in relation to the Original Bonds, the Paying, Transfer, Conversion and Exchange Agency Agreement dated 10 July 2003, as altered from time to time, between the Issuer, the Guarantor, the Trustee, the Principal Paying, Transfer, Conversion and Exchange Agent, the Registrar and the other Paying, Transfer, Conversion and Exchange Agents named therein whereby the Initial Paying, Transfer, Conversion and Exchange Agents and the Registrar were appointed in relation to the Original Bonds together with any agreement for the time being in force amending or modifying with the approval of the Trustee any of the aforesaid agreements;

“Agents” means, in relation to the Original Bonds, the several institutions appointed as Paying, Transfer, Conversion and Exchange Agents and the Registrar pursuant to the Agency Agreement at their respective specified offices (including the Principal Paying, Transfer, Conversion and Exchange Agent) referred to in the Conditions or their Successors at their specified offices;

“Articles of the Issuer” means the Articles of Association of the Issuer as the same may be varied from time to time subject to Condition 13(c) and any reference in this Trust Deed to a numbered Article shall be construed accordingly;

“Auditors” means the independent auditors for the time being of the Guarantor or, if there shall be joint auditors, any one or more of such auditors, or in the event of them being unable or unwilling to carry out any action required of them pursuant to the Articles of the Issuer or this Trust Deed, such other accountants or firm of accountants as may be selected by the Guarantor and approved in writing by the Trustee or, in default of such selection and approval, selected by the Trustee in good faith for the purpose;

“Authorised Signatory” means any person who (i) is a director of the Issuer or (ii) has been notified by the Issuer in writing to the Trustee as being duly authorised to sign documents and to do other acts and things on behalf of the Issuer for the purposes of this Trust Deed;

“Bondholder” and (in relation to a Bond) “holder” means a person in whose name a Bond is registered in the register of Bondholders;

“Bonds” means the Original Bonds and/or as the context may require any Further Bonds except that in Schedules 1 and 2, “Bonds” means the Original Bonds;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Conditions” means, in relation to the Original Bonds, the terms and conditions set out in Schedule 2 and, with respect to any Further Bonds the terms and conditions set out in a Schedule to the supplemental trust deed constituting such Further Bonds as any of the same may from time to time be modified in accordance with the provisions thereof and/or of this Trust Deed, and references in this Trust Deed to a particular numbered Condition shall, in relation to the Original Bonds, be construed accordingly and shall, in relation to any Further Bonds, be construed as a reference to the provision (if any) in the Conditions thereof which corresponds to the particular Condition of the Original Bonds;

“Conversion Date” has the meaning specified in Condition 8(b);

“Deed Poll” means the deed poll of even date herewith executed in favour of the holders of the Preference Shares by the Guarantor, as from time to time amended in accordance with the provisions thereof;

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system;

“Event of Default” means any of the conditions, events or acts provided in Condition 11 (or in respect of any Further Bonds, the relevant Condition) to be events upon the happening of which the Bonds would, subject only to notice by the Trustee as therein provided become immediately due and repayable;

“Extraordinary Resolution” has the meaning set out in paragraph 21 of Schedule 4;

“Further Bonds” means any further bonds, notes or debentures issued in accordance with the provisions of Clause 7 and constituted by a deed supplemental to this Trust Deed;

“Global Bond” means the Original Global Bonds and any global bonds or notes in respect of any Further Bonds;

“Guarantee” means the guarantee and indemnity of the Guarantor set out in Clause 3;

“Interest Payment Date” has the meaning provided in Condition 23;

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder;

“London business day” has the meaning provided in Condition 23;

“London Stock Exchange” means the London Stock Exchange plc;

“Market Disruption Event” has the meaning specified in Condition 23;

“Nominal Shares” has the meaning provided in the Articles of the Issuer;

“Ordinary Shares” means ordinary shares in the capital of the Guarantor having as at the date hereof a nominal value of 50 pence each (and all other (if any) shares or stock resulting from any sub-division, consolidation, re-classification or redenomination of such shares) of the type for which the Preference Shares are exchangeable in accordance with the Conditions and the Articles of the Issuer;

“ordinary share capital” has the meaning ascribed to it in Section 832 of the Income and Corporation Taxes Act 1988;

“Original Bondholders” means the holders for the time being of Original Bonds;

“Original Bonds” means the 4.00 per cent. Step-Up Perpetual Subordinated Guaranteed Convertible Bonds constituted by this Trust Deed and for the time being outstanding (being on the date hereof U.S.$700,000,000 in principal amount) or, as the context may require, a specific number of them and any replacement Bonds issued pursuant to Condition 16 and (except for the purposes of Clauses 4.1 and 4.2) the Original Global Bonds;

“Original Global Bonds” means the Regulation S Global Bond or the Rule 144A Global Bond initially representing the Original Bonds, in the form or substantially in the form set out in Schedule 2 and “Original Global Bond” shall be construed accordingly;

“outstanding” means, in relation to the Bonds, all the Bonds issued other than (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which Conversion Rights have been exercised and the Issuer’s obligation to issue Preference Shares and pay any accrued but unpaid interest in relation to such Bonds have been duly performed and which have been cancelled in accordance with the Conditions, (c) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest accrued on such Bonds to the date for such redemption and any interest payable under Condition 5 after such date) have been duly paid to the relevant Bondholder or on its behalf or to the Trustee or to the Principal Paying, Transfer, Conversion and Exchange Agent as provided in Clause 2 and remain available for payment against presentation and surrender of Bonds, (d) those which have become void or those in respect of which claims have become prescribed under Condition 14, (e) those mutilated or defaced Bonds which have been surrendered in exchange for replacement Bonds pursuant to Condition 16, (f) (for the purpose only of determining how many Bonds are outstanding and without prejudice to their status for any other purpose) those Bonds alleged to have been lost, stolen or destroyed and in respect of which replacement Bonds have been issued pursuant to Condition 16, (g) those which have been purchased and cancelled as provided in Condition 9, (h) the Regulation S Global Bond to the extent that interests in it have been exchanged for interests in the Rule 144A Global Bond and vice versa, (i) the relevant Global Bond to the extent that it shall have been exchanged for interests in another Global Bond and any other Global Bond to the extent that it shall have been exchanged for definitive registered Bonds pursuant to its provisions; provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Bondholders, (ii) the determination of how many Bonds are outstanding for the purposes of Condition 11, Condition 13, Condition 15 and Condition 20 and

Schedule 4 and (iii) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders, those Bonds (if any) which are beneficially held by, or are held on behalf of, the Issuer or the Guarantor or any Subsidiary of the Issuer or the Guarantor or any holding company of the Issuer or the Guarantor (within the meaning of Section 736 of the Companies Act 1985) and not yet cancelled shall be deemed not to remain outstanding;

“Paid-up Value” means, in respect of the Preference Shares, a paid-up value of U.S.$1,000 each;

“Payment Date” has the meaning specified in Condition 23;

“Potential Event of Default” means an event or circumstance which would with the giving of notice and/or the expiry of any grace period and/or the issuing of a certificate and/or the fulfilment of any other requirement provided for in Condition 11 become an Event of Default;

“Preference Shares” means the 4.00 per cent, exchangeable redeemable preference shares of the Issuer of the type into which the Bonds are convertible;

“Principal Paying, Transfer, Conversion and Exchange Agent” means, in relation to the Original Bonds, Citibank, N.A. at its specified office, in its capacity as Principal Paying, Transfer, Conversion and Exchange Agent (in respect of the Original Bonds) and, in relation to any Further Bonds, the Principal Paying, Transfer, Conversion and Exchange Agent appointed in respect of such Further Bonds and in each case any Successor Principal Paying, Transfer, Conversion and Exchange Agent;

“Registrar” means, in relation to the Original Bonds, Citibank AG, Frankfurt at its specified office appointed as Registrar under the Agency Agreement and, in relation to any Further Bonds which are or may be in registered form, such institution as shall be appointed Registrar for such Further Bonds and in each case any successor;

“Regulation S Global Bond” means the Global Bond representing Bonds sold outside the United States in reliance on Regulation S under the Securities Act and in, or substantially in, the form set out in Schedule 3;

“Rule 144A Global Bond” means the Global Bond representing the Bonds resold pursuant to Rule 144A under the Securities Act and in, or substantially in, the form set out in Schedule 3;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Share Exchange Call” has the meaning specified in the Articles of the Issuer;

“Shareholders” means the holders of Ordinary Shares;

“specified office” means, in relation to any Agent, either the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Condition 18;

“Subsidiary” means a subsidiary undertaking within the meaning of Section 258 of the Companies Act 1985;

“Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer and/or the Guarantor as an Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Condition 18;

“this Trust Deed” means this Trust Deed, the Schedules (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed;

“Transfer Restriction Legend” means the transfer restriction legend set out in Schedules 1 and 3, which, unless otherwise agreed by the Issuer and the Guarantor, shall appear on any individual definitive registered Bond issued in respect of (a) any interest in any Rule 144A Global Bond, (b) any Bonds which have been offered and resold in the United States in reliance on Rule 144A under the Securities Act or (c) prior to the expiration of the applicable distribution compliance period under Regulation S under the Securities Act, any interest in any Regulation S Global Bond; and

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees.

1.2	Construction of Certain References: References to:

1.2.1	costs, charges, remuneration or expenses shall include any amount in respect of value added tax, turnover tax or similar tax charged in respect thereof;

1.2.2	“pounds”, “pounds sterling”, “sterling”, “£” shall be construed as references to the lawful currency for the time being of the United Kingdom;

1.2.3	“U.S. dollars” and “U.S.$” are references to the lawful currency for the time being of the United States of America;

1.2.4	any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England and Wales, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto and in particular references in this Trust Deed and in the Conditions to the “winding up of the Issuer” shall without limitation include the declaration of the assets of the Issuer en désastre (an insolvency procedure under the laws of Jersey) and any other similar, analogous or corresponding event under the insolvency laws of any applicable jurisdiction;

1.2.5	words denoting the singular number only shall include the plural number also and vice versa;

1.2.6	words denoting one gender only shall include the other gender;

1.2.7	words denoting persons only shall include firms and corporations and vice versa;

1.2.8	any reference to “interest” shall, where appropriate, include Deferred Payments;

1.2.9	any provision of any statute (other than as used in the definition of “Subsidiary”) shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment; and

1.2.10	any reference to an “investment bank” may include UBS Limited.

1.3	Conditions: Words and expressions defined in the Conditions and not defined in the main body of this Trust Deed shall when used in this Trust Deed have the same meanings as are given to them in the Conditions.

1.4	Headings: Headings shall be ignored in construing this Trust Deed.

1.5	Schedules: The Schedules are part of this Trust Deed and shall have effect accordingly.

1.6	Enforceability: If at any time any provision of this Trust Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Trust Deed nor the legality, invalidity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

2	Amount of the Original Bonds and Covenant to Pay

2.1	Amount of the Original Bonds: The aggregate principal amount of the Original Bonds is limited to an amount not exceeding U.S.$700,000,000.

2.2	Covenants of the Issuer

2.2.1	Covenant to Pay: The Issuer will on any date when the Original Bonds or any of them become due to be redeemed in accordance with this Trust Deed or the Conditions unconditionally pay to or to the order of the Trustee in U.S. dollars in New York City in same calendar day funds the principal amount of the Original Bonds becoming due for redemption on that date, any Cash Settlement Amount payable on that date and will in each case (subject to the Conditions) until such payment (both before and after judgment) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest on the aggregate principal amount of the Original Bonds outstanding as set out in Condition 5 provided that (1) every payment of any sum due in respect of the Bonds made to or to the account of the Principal Paying, Transfer, Conversion and Exchange Agent as provided in the Agency Agreement shall, to such extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Original Bondholders and (2) in the event that (following, if so required, due presentation of an Original Bond) upon redemption, payment of any sums due is improperly withheld or refused such Original Bond will continue to bear interest as aforesaid until the calendar day after the Original Bondholders have been or are deemed to have been notified of receipt by the Trustee or the Principal Paying, Transfer, Conversion and Exchange Agent of all sums due in respect of the Original Bonds up to that day (except to the extent that there is a failure in the subsequent payment to the relevant holders under the Conditions). The Trustee will hold the benefit of this covenant on trust for the Original Bondholders.

2.2.2	Covenant to deliver Redemption Settlement Shares: The Issuer will on any date when delivery of the Redemption Settlement Shares is required in accordance with this Trust Deed and/or Condition 9(g) unconditionally deliver such Redemption Settlement Shares to or to the order of the Trustee and will (subject to the Conditions) until such delivery (both before and after judgment) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest on the aggregate principal amount of the Original Bonds outstanding as set out in Condition 5 provided that (1) every delivery of Redemption Settlement Shares in respect of the Original Bonds to the relevant Original Bondholders as provided in the Agency Agreement shall, to such extent, satisfy such obligation and (2) in the event that delivery of the Redemption Settlement Shares upon redemption is improperly withheld or refused such Original Bond will continue to bear interest as aforesaid until the calendar day after the Original Bondholders have duly received the relevant Redemption Settlement Shares and have been or are deemed to have been notified of receipt by the Trustee or the Principal Paying, Transfer, Conversion and Exchange Agent of all sums due in respect of the Bonds up to that day (except to the extent that there is a failure in the subsequent payment to the relevant holders under the Conditions). The Trustee will hold the benefit of this covenant on trust for the Original Bondholders.

2.3	Discharge: Subject to Clause 2.4, any payment or delivery of Redemption Settlement Shares to be made in respect of the Bonds by the Issuer, the Guarantor or the Trustee may be made as provided in the Conditions and any payment or delivery of Redemption Settlement Shares so made will (subject to Clause 2.4) to such extent be a good discharge to the Issuer, the Guarantor or the Trustee, as the case may be.

2.4	Payment after Default and Trustee’s Conversion:

2.4.1	At any time after a Potential Event of Default or an Event of Default has occurred and whilst the same is subsisting, the Trustee may:

(i)	by notice in writing to the Issuer, the Guarantor and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by any applicable law:

(a)	to act thereafter as Agents of the Trustee in relation to payments to be made by or on behalf of the Trustee or delivery of Redemption Settlement Shares, as the case may be under this Trust Deed and the Bonds on the terms of the Agency Agreement (with such consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other out-of-pocket expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed) and thereafter to hold all Bonds and all moneys, documents and records held by them in respect of Bonds to the order of the Trustee; or

(b)	to deliver all Bonds, Redemption Settlement Shares, all moneys, documents and records held by them in respect of the Bonds and, if the Trustee so directs in such notice or subsequently so directs, any Preference Shares held by them, to the Trustee or as the Trustee directs in such notice provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and

(ii)	by notice in writing to the Issuer or, where applicable, the Guarantor require it to make all subsequent payments or delivery of Redemption Settlement Shares in respect of the Bonds to or to the order of the Trustee and not to the Principal Paying, Transfer, Conversion and Exchange Agent. With effect from the issue of any such notice to the Issuer or, where applicable, the Guarantor and until such time as the notice is withdrawn proviso (1) to Clause 2.2.1 shall not apply.

2.4.2	Forthwith after the Trustee elects pursuant to Clause 11 and Condition 8(c) to convert Unexercised Bonds (as defined in Clause 11.1.1) and to sell the Ordinary Shares delivered to it on such conversion or forthwith after the delivery of Redemption Settlement Shares in accordance with Condition 9(g), the Trustee may by notice in writing to the Issuer, the Guarantor and the Agents, require the Agents in relation to such conversion and/or sale:

(i)	to act thereafter as Agents of the Trustee in relation to payments or delivery of Redemption Settlement Shares to be made by or on behalf of the Trustee in respect of such Unexercised Bonds or, as the case may be, the Bonds to which such Redemption Settlement Shares relate (the “Redemption Bonds”) under the provisions of the Trust Deed and the Bonds mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provision thereof for the indemnification, remuneration and all other out-of-pocket expenses of any of the Agents shall be limited to the amounts for the time being held by the Trustee in respect of the relevant Unexercised Bonds or, as the case may be, Redemption Bonds on the terms of this Trust Deed) and thereafter to hold all such Unexercised Bonds or, as the case may be, Redemption Bonds and all moneys, documents and records held by them in respect of such Unexercised Bonds or, as the case may be, Redemption Bonds on behalf of the Trustee and in relation to the Agents, to the extent not already so done, to deduct from the net proceeds of sale under Condition 9(g)(iii)(7) any taxes and capital, stamp, issue and registration duties arising on conversion (other than such taxes or duties payable in London by the Guarantor in respect of the issue and/or delivery of Ordinary Shares on conversion) and any costs incurred by the Trustee in connection with the issue and/or delivery of Ordinary Shares; or

(ii)	to deliver up all such Unexercised Bonds or, as the case may be, Redemption Bonds and all moneys, documents and records held by them in respect of such Unexercised Bonds or, as the case may be, Redemption Bonds to the Trustee or as the Trustee directs in such notice or subsequently provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation.

2.5	Rate of Interest after a Default: If at any time after the First Reset Date the Bonds become immediately payable under the Conditions the rate of interest payable in respect of them will continue to be calculated by the Registrar in accordance with the Conditions (with consequential amendments as necessary) except that the rates of interest need not be published unless the Trustee otherwise requires. The first period in respect of which interest shall be so calculable will commence on the expiry of the Interest Period (as defined in the Conditions) during which the Bonds become so repayable.

2.6	Deferred Coupon Satisfaction Mechanism: Where the Issuer is to satisfy any Deferred Payment (the “Due Amount”) on a particular date (the “Deferred Payment Date”) in accordance with Condition 7, it shall so notify, inter alios, the Guarantor and the Trustee. Thereupon, subject to Conditions 7(b), 7(d) and 7(e):

2.6.1	on or prior to the eleventh London business day prior to the Deferred Payment Date the Guarantor shall determine the number of Preference Shares (the

“Payment Preference Shares”) that have an aggregate market value after being converted into Payment Ordinary Shares, when converted into dollars at the prevailing market exchange rates determined by the Calculation Agent, of not less than an amount equal to the relevant Deferred Payment;

2.6.2	on or prior to the eleventh London business day prior to the Deferred Payment Date the Guarantor shall determine the number of Preference Shares (the “Associated Cost Preference Shares”) that have an aggregate market value of not less than the Associated Costs (as defined in Clause 3.3(c) of the Calculation Agency Agreement), as notified by the Calculation Agent to the Guarantor pursuant to the terms of the Calculation Agency Agreement;

2.6.3	on or prior to the seventh London business day preceding the Deferred Payment Date, the Issuer shall duly authorise the issue of the relevant number of Payment Preference Shares and the Associated Cost Preference Shares and, on such date, shall validly issue, free from lien or any other encumbrance, such Payment Preference Shares and the Associated Cost Preference Shares to the Trustee (or, if so agreed between the Issuer and the Trustee, to an agent for the Trustee) and such issue of the Payment Preference Shares shall, subject to Clause 2.6.7, discharge the Issuer from its liability to make the relevant Deferred Payment;

2.6.4	on or prior to the eleventh London business day prior to the Deferred Payment Date the Calculation Agent shall determine the number of Ordinary Shares (the “Associated Cost Ordinary Shares”) that have an aggregate market value of not less than the Associated Costs and shall notify the Trustee, the Issuer and the Guarantor accordingly;

2.6.5	on or prior to the seventh London business day preceding the Deferred Payment Date, the Guarantor shall duly authorise the issue of the relevant number of Payment Ordinary Shares (in accordance with and subject to Condition 7(b)(ii)) and the Associated Cost Ordinary Shares and, on such date, the Guarantor shall validly issue, free from lien or any other encumbrance (i) the Payment Ordinary Shares in consideration for the delivery by the Trustee or its agent to the Guarantor of the Payment Preference Shares and (ii) the Associated Cost Ordinary Shares in consideration for the delivery by the Trustee or its agent to the Guarantor of the Associated Cost Preference Shares, in each case to the Trustee (or, if so agreed between the Issuer and the Trustee, to its agent);

2.6.6	the Trustee will use reasonable endeavours to give the necessary instruction to the Calculation Agent (subject to any necessary consents being obtained) as soon as practicable and in any case not later than by close of business on the sixth London business day preceding the Deferred Payment Date to procure purchasers for such Payment Ordinary Shares on its behalf, and the Calculation Agent has agreed to use reasonable endeavours on behalf of the Trustee to procure purchasers for such Payment Ordinary Shares prior to the Deferred Payment Date;

2.6.7	following the sale of the Payment Ordinary Shares (and the exchange of their proceeds into dollars in accordance with Condition 7(b)(iii)) and the Associated Cost Ordinary Shares, the Trustee shall (i) apply the proceeds of sale of the Associated Cost Ordinary Shares in or towards satisfaction of the Associated Costs and (ii) procure the payment of the proceeds of sale of the Payment Ordinary Shares to the Principal Paying, Transfer, Conversion and Exchange Agent in accordance with Condition 7(c) in respect of the relevant Payment;

2.6.8	if the proceeds of the sale of the Payment Ordinary Shares and the Associated Cost Ordinary Shares will not, in the opinion of the Calculation Agent or, in the case of the Associated Cost Ordinary Shares, the Trustee (as notified to the Calculation Agent) despite the arrangements contained in Condition 7(b)(i) to (iii) and Clauses 2.6.1 to 2.6.6, result in each case in a sum at least equal to respectively the relevant Payment and Associated Costs being available to make respectively the Payment and pay the Associated Costs in full on the Deferred Payment Date, the Calculation Agent pursuant to its obligations under the Calculation Agency Agreement shall promptly notify each of the parties hereto, and the Calculation Agent and the Issuer and the Guarantor shall then take such steps as are reasonably necessary to ensure, so far as practicable, that through issuing and selling additional Preference Shares and Ordinary Shares in each case a sum at least equal to respectively the relevant Payment and the Associated Costs will be available to make the Payment and pay the Associated Costs in full on the Deferred Payment Date, provided that for such purpose Clauses 2.6.1 to 2.6.6 shall be modified as follows:

(i)	references therein to “Payment” shall be deemed to be references to the amount by which the aggregate sum then paid to the Principal Paying, Transfer, Conversion and Exchange Agent in respect of Deferred Payments pursuant to the provisions of this Clause 2.6 is less than the Deferred Payment Amount (the “Payment Shortfall”),

(ii)	references to “Associated Costs” shall be deemed to be references to the aggregate of (a) the amount by which the sum received by or on behalf of the Trustee in respect of Associated Costs is less than the Associated Costs and (b) the Associated Costs determined under Clause 3.3(c)(iii) of the Calculation Agency Agreement but by reference to the numbers of additional Preference Shares and Ordinary Shares determined to be required to be issued in order to satisfy the Shortfall (such aggregate being the “Costs Shortfall”), and

(iii)	all matters required to be done by a stated time shall be done as soon as practicable,

and further provided for the avoidance of doubt that the parties’ obligations under this Clause 2.6.7 shall only apply to the extent that it is practicable to raise dollar funds by the Deferred Payment Date by following the procedures contained in Clauses 2.6.1 to 2.6.6, as amended. For the purposes of this Clause 2.6, “Shortfall” shall mean the aggregate of the Payment Shortfall and the Costs Shortfall.

2.6.9	if the aggregate U.S. dollar amounts paid to the Principal Paying, Transfer, Conversion and Exchange Agent under this Clause 2.6 are less than the Deferred Payment Amount, the Trustee shall, promptly following it (or its agent) receiving dollar amounts in respect of the Shortfall in respect of such payment pursuant to Clause 2.7, pay such amounts to the Principal Paying, Transfer, Conversion and Exchange Agent for payment by the Principal Paying, Transfer, Conversion and Exchange Agent to Bondholders and until the Trustee (or its agent) receives such amounts, the Trustee shall not be obliged to pay any such amounts and no Bondholder shall be entitled to take any action against the Trustee to obtain such payment.

2.6.10	The Trustee may only appoint an agent in connection with this Clause 2.6 and Condition 7 if so agreed by the Issuer and the Guarantor.

2.6.11	The Trustee and any agent of the Trustee shall not accept or hold any of the Payment Preference Shares, Payment Ordinary Shares, Associated Cost Preference Shares or Associated Cost Ordinary Shares issued in connection with the Deferred Coupon Satisfaction Mechanism within the United Kingdom, save as previously agreed with the Issuer.

2.6.12	No liability shall attach to the Trustee or its agents if, as a result of a Market Disruption Event, as defined in the Conditions, or any other event outside the control of the Trustee or its agent, the Trustee or its agent is unable to comply with the provisions of Condition 7(b) and this Clause 2.6.

2.7	Shortfall at Deferred Payment Date:

2.7.1	If, despite the operation of Clause 2.6, there is a Shortfall as at the Deferred Payment Date, the Issuer will, upon being notified of such Shortfall, either:

(i)	pay to the Trustee as soon as practicable (a) an amount equal to the Payment Shortfall and (b) an amount equal to the Costs Shortfall; or

(ii)	if the Issuer in its discretion so determines, elect by notice to the Guarantor, the Trustee, the Registrar and the Calculation Agent to satisfy, as appropriate, the Payment Shortfall and the Costs Shortfall through the issue of Payment Preference Shares, subject to Condition 7(d) and 7(e), and in accordance with the procedures contained in Clauses 2.6.1 to 2.6.6 (as modified by paragraphs (i) to (iii) of Clause 2.6.7, save that (a) references to “Payment” shall then be deemed to be references to the amount by which the aggregate sum then paid to the Registrar and/or the Trustee pursuant to the provisions of Clauses 2.6 or 2.7 is less than the Due Amount, (b) references to “Associated Costs” shall then be deemed to be references to “Associated Costs” as then determined under Clause 2.6.7 and (c) references to “Shortfall” shall be construed accordingly) one more time.

2.7.2	If following the operation of Clause 2.6 above there is for any reason still a Shortfall, then the provisions of Clause 2.6 above shall be applied (as often as necessary) in respect of the Shortfall until the Calculation Agent and the Trustee shall have received funds equal to the full amount of the Shortfall.

2.8	Excess Funds: If, following the operation of Clause 2.6 and, if applicable, Clause 2.7 in order to satisfy a Due Amount and its related Associated Costs, the Trustee (or any other Agent on behalf of the Trustee) holds funds in excess of such Deferred Payment Amount and such Associated Costs, it will (or procure that the Agent which holds such excess funds will) forthwith notify the Issuer that it (or such Agent) holds such excess funds and shall within five London business days of such notification transfer such excess funds to or to the order of the Issuer.

3	Guarantee, Indemnity and Subordination of Bond Guarantee

3.1	Guarantee: The Guarantor unconditionally and irrevocably guarantees that if the Issuer does not pay any sum payable by it or deliver any Ordinary Shares due from it under this Trust Deed or the Bonds by the time and on the date specified for such payment or delivery (whether on the normal due date, on acceleration or otherwise) the Guarantor will pay that sum or procure the delivery of such Ordinary Shares to or to the order of the Trustee, in the manner provided in Clause 2.2 (or if in respect of sums due under Clause 14, in London in pounds sterling in immediately available funds) before close of business on that date in the city to which payment is so to be made. Clause 2.2 will apply (with consequential amendments as necessary) to such payments other than those in respect of sums due under Clause 14.

3.2	Guarantor as Principal Debtor: As between the Guarantor and the Trustee and the Bondholders but without affecting the Issuer’s obligations, the Guarantor will be liable under this Clause as if it were the sole principal debtor and not merely a surety. Accordingly, it will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal debtor (including (1) any time, indulgence, waiver or consent at any time given to the Issuer or any other person, (2) any amendment to any other provisions of this Trust Deed or to the Conditions or to any security or other guarantee or indemnity, (3) the making or absence of any demand on the Issuer or any other person for payment, (4) the enforcement or absence of enforcement of this Trust Deed or the Bonds or of any security or other guarantee or indemnity, (5) the taking, existence or release of any security, guarantee or indemnity, (6) the dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person or (7) the illegality, invalidity or unenforceability of or any defect in any provision of this Trust Deed or the Bonds or any of the Issuer’s obligations under any of them).

3.3	Guarantor’s Obligations Continuing: The Guarantor’s obligations under this Trust Deed are and will remain in full force and effect by way of continuing security until no sum remains payable under this Trust Deed or the Bonds. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity. The Guarantor irrevocably waives all notices and demands of any kind.

3.4	Exercise of Guarantor’s Rights: So long as any sum remains payable under this Trust Deed or the Bonds:

3.4.1	any right of the Guarantor, by reason of the performance of any of its obligations under this Clause, to be indemnified by the Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity will be exercised and enforced by the Guarantor only in such manner and on such terms as the Trustee may require or approve; and

3.4.2	any amount received or recovered by the Guarantor (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the Issuer will be held in trust for the Trustee to the extent that the Trustee is entitled to such amounts and immediately paid to the Trustee and the Trustee (if due) will hold it on the trusts set out in Clause 8.1.

3.5	Suspense Accounts: Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the Issuer to the Trustee in accordance with Clause 2) in respect of any sum payable by the Issuer under this Trust Deed or the Bonds may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

3.6	Avoidance of Payments: The Guarantor shall on demand indemnify the Trustee and each Bondholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer under this Trust Deed or any Bond and shall in any event pay to it on demand the amount as refunded by it.

3.7	Debts of Issuer: If any moneys become payable by the Guarantor under this Guarantee, the Issuer will not (except in the event of the liquidation of the Issuer) so long as any such moneys remain unpaid, pay any moneys for the time being due from the Issuer to the Guarantor.

3.8	Indemnity: As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees (1) that any sum which, although expressed to be payable by the Issuer under this Trust Deed or the Bonds, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee or any Bondholder) not recoverable from the Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand and (2) as a primary obligation to indemnify the Trustee and each Bondholder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under this Trust Deed or the Bonds not being paid on the date and otherwise in the manner specified in this Trust Deed or any payment obligation of the Issuer under this Trust Deed or the Bonds being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee or any Bondholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum.

3.9	Subordination of the Bond Guarantee:

3.9.1	In the event of the winding-up of the Guarantor any amounts payable to and received by the Trustee in respect of the Bond Guarantee pursuant to the provisions of these presents after the commencement of winding-up proceedings will be received by it on trust to apply the same:

(i)	first in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the Trustee (including any unpaid remuneration);

(ii)	second in payment of claims of the Senior Creditors of the Guarantor to the extent that such claims are admitted to proof in the winding-up (not having been satisfied out of the other resources of the Guarantor) and excluding any sum in respect of interest which is payable contingently upon the Guarantor being or being proved to be able to pay admitted claims in full;

(iii)	third (without prejudice to the provisions of Clause 8.2) in or towards payment pari passu and rateably of all arrears of interest remaining unpaid in respect of the Bonds and all principal moneys due in respect of the Bonds and any interest payable pursuant to Clause 2 to the holders of the Bonds; and

(iv)	as to the balance (if any) to the liquidator for the time being of the Guarantor.

3.9.2	The trust secondly mentioned in Clause 3.9.1 may be performed by the Trustee’s paying over to such liquidator for the time being in the winding-up of the Guarantor the amounts received by the Trustee as aforesaid (less any amounts thereof applied in the implementation of the trust first mentioned in Clause 3.9.1) on terms that such liquidator receives such amounts subject to the trusts herein contained and acknowledges the same and shall distribute the same accordingly and the receipt of such liquidator for the same shall be a good discharge to the Trustee for the performance by it of the trust secondly mentioned in Clause 3.9.1.

3.9.3	The Trustee shall be entitled and it is hereby authorised to call for and to accept as conclusive evidence thereof a certificate from the liquidator for the time being of the Guarantor as to:

(i)	the amount of the claims of the Senior Creditors referred to in Clause 3.9.1 (ii) (except as therein mentioned); and

(ii)	the persons entitled thereto and their respective entitlements.

Notwithstanding anything contained in this Clause 3.9, the trust mentioned in Clause 3.9.1(ii) shall vest absolutely in the Senior Creditors for whose benefit such trust is to be performed not later than the date being 80 years from the date of this Trust Deed.

3.9.4	Nothing contained in these presents shall in any way restrict the right of the Guarantor to issue obligations or give guarantees in each case ranking in priority to or pari passu with or junior to the obligations of the Guarantor in respect of the Guarantee and if in the opinion of the Trustee any modification to the provisions of this Clause to permit such ranking is necessary or expedient the Trustee is hereby authorised to concur with the Guarantor in executing a supplemental deed effecting such modification.

3.10	Nothing contained in these presents shall in any way restrict the right of the Guarantor to issue or guarantee obligations ranking in priority to or pari passu with or junior to the obligations of the Guarantor in respect of the Bonds and if in the opinion of the Trustee any modification to the provisions of this Clause to permit such ranking is necessary or expedient the Trustee is hereby authorised to concur with the Guarantor in executing a supplemental trust deed effecting such modification.

3.11	Preference Shares: The Guarantor’s obligations in respect of the Preference Shares are set out in the Deed Poll.

4	Form of the Original Bonds; Issue of the Original Bonds

4.1	The Original Global Bonds: On issue of the Original Bonds, the relevant Original Global Bond will be issued representing the aggregate principal amount of the Original Bonds and the Issuer (failing whom the Guarantor) shall procure that the appropriate entries be made in the register of Bondholders by the Registrar to reflect the issue of such Original Bonds. The Original Global Bonds will be issued in the name of a common depositary for

Euroclear and Clearstream, Luxembourg or its nominee. The issue of a Global Bond in a name other than that of the common depositary or its nominee, as the case may be, is restricted as provided in the Global Bond. The Original Bonds represented by the Original Global Bonds shall be subject to their terms in all respects and entitled to the same benefits under this Trust Deed as individual Bonds.

4.2	Definitive Bonds: Definitive Original Bonds in registered form in authorised denominations, if issued, will be delivered upon exchange of the relevant Original Global Bond as provided therein. Such Original Bonds may be printed or typed and need not be security printed unless otherwise required by applicable stock exchange requirements. The Bonds will not be issued in definitive bearer form.

4.3	Form: Definitive Original Bonds and each of the Original Global Bonds will be in or substantially in the respective forms set out in Schedules 1 and 3. Definitive Original Bonds will be endorsed with the Conditions.

4.4	Signature: Each of the Original Global Bonds will be signed manually or in facsimile by one or more Authorised Signatories of the Issuer duly authorised for the purpose or manually by any duly authorised attorney of the Issuer and in any case will be authenticated manually by or on behalf of the Registrar. Definitive Original Bonds (if issued) will be signed manually or in facsimile by one or more authorised directors or duly authorised officers of the Issuer and in any case will be authenticated manually by or on behalf of the Registrar. The Issuer may use the manual or facsimile signature of any person who at the date of this Trust Deed is an Authorised Signatory of the Issuer even if at the time of issue of any Original Bond (including each of the Original Global Bonds) he no longer holds such office or is so authorised. Original Bonds (including each of the Original Global Bonds) so executed and authenticated will be binding and valid obligations of the Issuer.

5	Stamp Duties and Taxes

Except as provided in Conditions 8(b) and 9(g)(7), the Issuer (failing whom the Guarantor) will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable (i) in Belgium, Luxembourg, the United Kingdom or the Island of Jersey in respect of the creation, issue and offering of the Bonds, and the execution or delivery of this Trust Deed (excluding, for the avoidance of doubt, any stamp or other similar duties payable as a result of any dealing in the Bonds prior to listing of such Bonds on the Official List and admission to trading on the London Stock Exchange) and (ii) in the United Kingdom and the Island of Jersey in respect of the issue and allotment of the Preference Shares and the Ordinary Shares on conversion or on transfer of the Preference Shares to the Guarantor on exchange. The Issuer (failing whom the Guarantor) will also indemnify the Trustee and the Bondholders from and against all stamp, issue, registration, documentary or other taxes paid by any of them in any jurisdiction in relation to which the liability to pay arises directly as a result of any action taken by or on behalf of the Trustee or, as the case may be, (where entitled under Condition 15(e) to do so) the Bondholders to enforce the obligations of the Issuer and the Guarantor under this Trust Deed, the Calculation Agency Agreement, the Agency Agreement, the Deed Poll or the Bonds.

6	Subordination by the Issuer

6.1	In the event of the winding-up of the Issuer any amounts payable to and received by the Trustee in respect of the Bonds pursuant to the provisions of these presents after the commencement of winding-up proceedings will be received by it on trust to apply the same:

(i)	first in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the Trustee (including any unpaid remuneration);

(ii)	second in payment of claims of all other creditors of the Issuer (except for the claims of holders of unsecured rights against the Issuer being rights which are subordinated so as to rank either (i) pari passu with such Bonds with all of whom excepted claims such Bonds will rank pari passu or (ii) junior to such Bonds) to the extent that such claims are admitted to proof in the winding-up (not having been satisfied out of the other resources of the Issuer) and excluding any sum in respect of interest which is payable contingently upon the Issuer being or being proved to be able to pay admitted claims in full;

(iii)	third (without prejudice to the provisions of Clause 8.2) in or towards payment pari passu and rateably of all arrears of interest remaining unpaid in respect of the Bonds and all principal moneys due in respect of the Bonds; and

(iv)	as to the balance (if any) to the liquidator for the time being of the Issuer.

6.2	The trust secondly mentioned in Clause 6.1 may be performed by the Trustee’s paying over to such liquidator for the time being in the winding-up of the Issuer the amounts received by the Trustee as aforesaid (less any amounts thereof applied in the implementation of the trust first mentioned in Clause 6.1) on terms that such liquidator receives such amounts subject to the trusts herein contained and acknowledges the same and shall distribute the same accordingly and the receipt of such liquidator for the same shall be a good discharge to the Trustee for the performance by it of the trust secondly mentioned in Clause 6.1.

6.3	The Trustee shall be entitled and it is hereby authorised to call for and to accept as conclusive evidence thereof a certificate from the liquidator for the time being of the Issuer as to:

(i)	the amount of the claims of the all other creditors referred to in Clause 6.1(i) (except as therein mentioned); and

(ii)	the persons entitled thereto and their respective entitlements.

Notwithstanding anything contained in Clause 6.1, the trust mentioned in Clause 6.1(ii) shall vest absolutely in the creditors for whose benefit such trust is to be performed not later than the date being 80 years from the date of this Trust Deed.

6.4	Nothing contained in these presents shall in any way restrict the right of the Issuer to issue obligations or give guarantees in each case ranking in priority to or pari passu with or junior to the obligations of the Issuer in respect of the Bonds and if in the opinion of the Trustee any modification to the provisions of this Clause to permit such ranking is necessary or expedient the Trustee is hereby authorised to concur with the Issuer in executing a supplemental deed effecting such modification.

7	Further Issues

7.1	Liberty to Create: The Issuer may from time to time without the consent of the Bondholders create and issue Further Bonds, notes or debentures either having the same terms and conditions in all respects as the Original Bonds (or in all respects except for the first payment of interest on them) and so that such further issue shall be consolidated and form a single series with the Original Bonds or any Further Bonds or upon such terms as to interest, subordination, conversion, premium, redemption and otherwise as the Issuer may determine at the time of their issue. Any Further Bonds, notes or debentures forming a single series with the Original Bonds or any Further Bonds constituted by this Trust Deed or any deed supplemental to it shall, and any Further Bonds, notes or debentures may, with the consent of the Trustee, be constituted by a deed supplemental to this Trust Deed.

7.2	Means of Constitution: Any Further Bonds created and issued pursuant to the provisions of Clause 7.1 above forming a single series with the Original Bonds or Further Bonds of any series shall be constituted by deed supplemental to this Trust Deed, and any other Bonds of any series created and issued pursuant to the provisions of Clause 7.1 above may, with the consent of the Trustee, be so constituted. The Issuer and the Guarantor shall prior to the issue of any Further Bonds to be so constituted execute and deliver to the Trustee a deed supplemental to this Trust Deed (if applicable duly stamped or denoted) and containing a covenant by the Issuer and the Guarantor in the form mutatis mutandis of Clause 2 of this Trust Deed in relation to the principal amount and interest in respect of such Further Bonds and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require and (where relevant) the Guarantor shall procure that such amendments (if any) are made to the Articles of the Issuer as may be appropriate and (where relevant) the Guarantor shall execute a further deed poll in the form mutatis mutandis of the Deed Poll.

7.3	Noting of Supplemental Deeds: A memorandum of every such supplemental deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer and the Guarantor on their respective duplicate(s) of this Trust Deed.

7.4	Notice of Further Bonds: Whenever it is proposed to create and issue any Further Bonds, the Issuer shall give to the Trustee not less than seven calendar days’ notice in writing of its intention to do so, stating the amount of Further Bonds proposed to be created or issued.

7.5	Separate Series: Any Further Bonds not forming a single series with the Original Bonds or Further Bonds of any series shall form a separate series and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of Clause 7.2 and of Clauses 5 and 8 to 21 (inclusive), and Schedule 4 shall apply mutatis mutandis separately and independently to the Bonds of each series and in such Clauses and Schedule the expressions “Bonds” and “Bondholders” shall be construed accordingly.

8	Application of Moneys received by the Trustee

8.1	Declaration of Trust: Subject to Clauses 3.9 and 6 all moneys received by the Trustee in respect of the Bonds or amounts payable under this Trust Deed will, regardless of any appropriation of all or part of them by the Issuer or the Guarantor, as the case may be, be held by the Trustee (subject to the provisions of Clause 8.2) upon trust to apply them:

8.1.1	first, in payment of all costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration payable to the Trustee) in carrying out its functions under this Trust Deed;

8.1.2	secondly, in payment of any amounts owing in respect of the Bonds pari passu and rateably; and

8.1.3	thirdly, in payment of the balance (if any) to the Issuer for itself, or if any moneys were received from the Guarantor and to the extent of such moneys to the Guarantor.

Without prejudice to this Clause 8.1, if the Trustee holds any moneys which represent principal or interest or other sums in respect of Bonds which have become void or in respect of which claims have become prescribed under Condition 14, the Trustee will hold such moneys upon the above trusts.

8.2	Accumulation: If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 8.1 is less than 10 per cent, of the principal amount of the Bonds then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under the control of the Trustee and available for such payment, amount to at least 10 per cent, of the principal amount of the Bonds then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 8.1.

8.3	Investment: Any moneys held by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or placed on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or other financial institution is the Trustee or an associated company of the Trustee it shall not be liable to account for interest at a rate greater than that payable by it to a standard customer on deposit of the type made. The Trustee may at any time vary or transpose any such investments for or into other such investments or convert any moneys so deposited into any other currency, and will not be responsible for any loss occasioned thereby, whether by depreciation in value, fluctuation in exchange rates or otherwise.

9	Covenant to Comply with Provisions

Each of the Issuer and the Guarantor hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed and the Conditions which are binding on it. The Conditions shall be binding on each of the Issuer, the Guarantor, the Trustee and the Bondholders. The Trustee shall be entitled to enforce the obligations of each of the Issuer and the Guarantor under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 4 shall have effect in the same manner as if herein set forth.

10	Conversion

10.1	The holder of each Original Bond will have the right (the “Conversion Right”) subject to and in accordance with the Articles of the Issuer, to convert each U.S.$1,000 principal amount thereof into one fully-paid Preference Share allotted at a price equal to the Paid-up Value and to require the Issuer forthwith to procure that such Preference Share be exchanged immediately pursuant to the Articles of the Issuer, the Deed Poll and as provided in the Conditions, for Ordinary Shares, at any time (subject to any applicable fiscal or other laws or regulations and as provided in the Conditions) from (and including) 19 August 2003 to the time specified in Condition 8(a).

10.2	The Guarantor hereby undertakes and guarantees that, in the event of the Issuer failing (i) to comply with its obligations when due and/or (ii) to enforce its rights, in either case in respect of the Conversion Rights and Share Exchange Calls as set out in the Conditions and the Articles of the Issuer, it will procure that the Issuer complies with such obligations and/or enforces such rights.

10.3	The Guarantor hereby undertakes to and covenants with the Trustee that, so long as any of the Original Bonds remain outstanding, it will whenever the Exchange Price falls to be adjusted pursuant to the Articles of the Issuer:

10.3.1	as soon as reasonably practicable deliver to the Trustee a certificate signed by two directors of the Guarantor on behalf of the Guarantor (which the Trustee shall be entitled to accept without further enquiry as sufficient evidence of the correctness of the matters therein referred to) setting forth brief particulars of the event giving rise to the adjustment, the adjusted Exchange Price, the date on which the adjustment takes effect and such other particulars and information as the Trustee may reasonably require; and

10.3.2	upon the happening of an event as a result of which the Exchange Price will be adjusted pursuant to this Trust Deed (but subject to the Articles of the Issuer) as soon as reasonably practicable deliver to the Trustee a certificate signed by two directors of the Guarantor on behalf of the Guarantor setting forth brief particulars of the event, and the adjusted Exchange Price and the date on which such adjustment takes effect and in any case setting forth such other particulars and information as the Trustee may reasonably require; and
10.3.3	within 14 calendar days thereafter give notice to the Bondholders in accordance with Condition 18 of the adjustment to the Exchange Price.

10.4	Simultaneously with the announcement of any event which will require the Exchange Price to be adjusted pursuant to the Articles of the Issuer, the Guarantor will give notice thereof to the Bondholders in accordance with Condition 18 advising them of the date on which the relevant adjustment of the Exchange Price is likely to become effective.

10.5	While any Bond remains outstanding, the Issuer undertakes to the Trustee that it will procure that no alteration is made to the nominal value of the Preference Shares (whether by consolidation, sub-division or otherwise).

11	Conversion on Redemption

11.1	Conversion by Trustee

11.1.1	The Trustee may (other than in circumstances where the Issuer has elected to exercises the Share Settlement Option in accordance with Condition 9), at its absolute discretion (and without any responsibility for any loss occasioned thereby), within the period commencing on the date six calendar days immediately prior to, and ending at the close of business on the London business day immediately prior to, the date fixed for redemption from time to time of any of the Bonds (including any redemption pursuant to Condition 9(b)), elect by notice in writing to the Issuer to convert the aggregate principal amount of Bonds due for redemption on such date and in respect of which Conversion Rights have not been exercised and which have not been duly presented for redemption by the holder thereof before the date of such election (“Unexercised Bonds”) into Preference Shares and to require that the Issuer procures that such Preference Shares shall be exchanged immediately, in accordance with the Articles of the Issuer, for Ordinary Shares at the Exchange Price on the Conversion Date if all necessary consents (if any) have been obtained and the Trustee is satisfied or is advised by an independent investment bank of international repute appointed by the Trustee that the net proceeds of an immediate sale of the Ordinary Shares arising on the exchange of such Preference Shares at the Exchange Price on the applicable Conversion Date (disregarding any liability (other than a liability of the Trustee) to taxation or the payment of any capital, stamp, issue or registration duties consequent thereon) would be likely to exceed by five per cent, or more the aggregate amount of redemption moneys and interest which would otherwise be payable in respect of such Unexercised Bonds. Save as provided in Condition 8(d), no interest shall accrue from the Interest Payment Date immediately preceding the Conversion Date (or if such date falls before the first Interest Payment Date since the date hereof) in respect of such Unexercised Bonds in respect of which the Trustee’s election as aforesaid shall have been made.

11.1.2	Allotment of Ordinary Shares to Trustee: The Guarantor undertakes that it will allot within five London business days of the relevant Conversion Date to or to the order of the Trustee on behalf of the holders of the Unexercised Bonds so converted as of the relevant Conversion Date the Ordinary Shares required to be allotted pursuant to Clause 11.1 and to deliver within fifteen business days of such allotment to the Trustee or to its order certificates (if the Ordinary Shares are in certificated form) representing the same.

11.1.3	Sale of Ordinary Shares by Trustee: Subject to applicable law, the Trustee shall, on behalf of the holders, arrange for the sale of the Ordinary Shares issued on such conversion of the Unexercised Bonds as soon as practicable, and (subject to any necessary consents being obtained and to the deduction by the Trustee of any amount which it determines to be payable in respect of its liability to taxation and the payment of any capital, stamp, issue or registration duties (if any) and any costs incurred by the Trustee in connection with the allotment and sale thereof) the net proceeds of sale together with accrued interest (if any) payable under Condition 8(d) in respect of such Unexercised Bonds shall if not in U.S. dollars be converted into U.S. dollars in such manner and at such time and at such rates as the Trustee shall consider appropriate and shall be held by the Trustee and distributed rateably to the holders of the Unexercised Bonds in accordance with Condition 10. If the date fixed for redemption in respect of such Unexercised Bonds falls during a period commencing on an Interest Payment Date and ending on the date falling seven calendar days after such Interest Payment Date (both dates inclusive) a sum equal to the interest payable on that Interest Payment Date in respect of such Unexercised Bonds and which has been paid to the holders thereof will be deducted from the net proceeds of sale payable to the relevant holder and shall be paid to the Issuer. The amount of such net proceeds of sale payable to a holder of Unexercised Bonds pursuant to this provision shall be treated for all purposes as the full amount due by the Issuer in respect of the Unexercised Bonds.

11.2	Issuer Share Settlement Option

Where the Issuer elects to redeem Bonds by exercising its Share Settlement Option in the circumstances described in Condition 9(b)(i), the Issuer shall give a Share Settlement Option Notice to the Bondholders in accordance with Condition 18 not less than thirty nor more than ninety days prior to the Redemption Date.

11.2.1	Non-delivery: If the Share Settlement Notice and/or relevant Bonds are not delivered to a Paying, Transfer, Conversion and Exchange Agent on or before the Notice Cut-off Date, the relevant Redemption Settlement Shares will be delivered to the Trustee or as the Trustee may direct on such due date and the Cash Settlement Amount shall be due and payable in accordance with Condition 10.

11.2.2	Sale of Redemption Settlement Shares by Trustee: Subject to applicable law, the Trustee shall, on behalf of the holders, arrange for the sale of the Redemption Settlement Shares as soon as practicable, and (subject to any necessary consents being obtained and to the deduction by the Trustee of any amount which it determines to be payable in respect of its liability to taxation and the payment of any capital, stamp, issue or registration duties (if any) and any costs incurred by the Trustee in connection with the allotment and sale thereof) the net proceeds of sale shall if not in U.S. dollars be converted into U.S. dollars in such manner and at such time and at such rates as the Trustee shall consider appropriate and shall be held by the Trustee and distributed rateably to the holders of the Bonds in accordance with Condition 10.

11.2.3	Liability of Trustee: The Trustee shall have no liability in respect of the exercise or non-exercise of its discretion pursuant to this provision or the timing of such exercise or, where relevant, in respect of any sale of Ordinary Shares or conversion of any amounts into U.S. dollars, whether for the timing of any such sale or conversion or the price at which any such Ordinary Shares are sold or the rate at which any such amounts are converted into U.S. dollars, or the inability to sell any such Ordinary Shares or make such conversion or otherwise.

11.3	Stamp duties and taxes

If the Trustee exercises its Conversion Right under Condition 8(c), the Trustee must pay, by means of deduction from the net proceeds of sale referred to in Condition 8(c), any taxes and capital, stamp, issue and registration duties arising on the relevant conversion (other than any taxes or capital duties or stamp duties payable in Jersey or the United Kingdom by the Issuer or the Guarantor in respect of the allotment and issue of Ordinary Shares on conversion) and the Trustee must pay (in the case of the Trustee, by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes arising by reference to any disposal or deemed disposal of a Bond or Preference Share in connection with such conversion.

12	Covenants relating to Conversion and other matters

12.1	Deed Poll: Whilst any Bond remains outstanding, the Guarantor will, save with the approval of an Extraordinary Resolution or the prior written approval of the Trustee where, in the Trustee’s opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval or, in the case of an amendment to the Deed Poll, unless the modification is confirmed by the Trustee as provided in Condition 13, perform all of its obligations under, and not make any amendment to, the Deed Poll.

12.2	Undertakings of the Guarantor: The Guarantor hereby undertakes to and covenants with the Trustee that so long as any Conversion Right remains exercisable or any Share Exchange Call remains to be satisfied, it will, save with the approval of an Extraordinary Resolution or with the approval of the Trustee where, in the Trustee’s opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval, comply with Condition 13(b).

12.3	Undertakings of the Issuer and the Guarantor: Whilst any Bond remains outstanding, the Issuer will, and the Guarantor will procure that the Issuer will, comply with Condition13(c)

13	Covenants

So long as any of the Bonds remains outstanding, each of the Issuer and the Guarantor covenants that it shall:

13.1	Proper conduct: at all times carry on and conduct its affairs in a proper manner;

13.2	Information:

(a)	so far as permitted by applicable law, give to the Trustee such information as it shall require and in such form as it shall require (including without limitation the procurement by the Guarantor of all such certificates called for by the Trustee pursuant to Clause 10.3) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(b)	for so long as any of the Bonds, the Bond Guarantee, Preference Shares or Ordinary Shares, are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Guarantor will, during any period in which it is neither subject to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, (the “Exchange Act”) nor exempt from reporting pursuant to Rule 12g3- 2(b) thereunder, provide to any holder or beneficial owner of such restricted securities or to any prospective purchaser of such restricted securities designated by such holder or beneficial owner, or to the Trustee, in the case of the Bonds, for delivery to such holder, beneficial owner or prospective purchaser, in each case, upon request of such holder, beneficial owner or prospective purchaser, the information required to be provided by Rule 144A(d)(4) under the Securities Act;

13.3	Books of Account: at all times keep and procure its Principal Subsidiaries to keep proper books of account and, at any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee certifies in writing to the Issuer and/or the Guarantor that it has reasonable grounds to believe that an Event of Default or a Potential Event of Default has or may have occurred and so far as permitted by applicable law allow and procure its Principal Subsidiaries to allow the Trustee and any person appointed by the Trustee to whom the Issuer and/or the Guarantor or the relevant Principal Subsidiary (as the case may be) shall have no reasonable objection, upon reasonable notice, free access to such books of account at all reasonable times during normal business hours for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

13.4	Accounts: prepare and cause to be audited by the Auditors in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the UK Listing Authority;

13.5	Financial Statements etc: send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Guarantor) four copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to its creditors (or any class thereof) generally concerning the financial condition of the Guarantor and its Subsidiaries, in each case in their capacities as such, as soon as practicable after the issue or publication thereof;

13.6	Notice of Events of Default: give notice in writing to the Trustee of the occurrence of any Event of Default or any Potential Event of Default or breach of any undertaking under Condition 13 immediately upon becoming aware of the same;

13.7	Certificate of Directors or Authorised Signatories:

(a)	send to the Trustee (a) within 14 calendar days after demand by the Trustee therefore and (b) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial period commencing with the financial period ending 31 March 2004 and in any event not later than 180 days after the end of each such financial period a certificate of the Guarantor or, as the case may be, the Issuer signed by two directors of the Guarantor or, as the case may be, signed by two Authorised Signatories of the Issuer to the effect that, to the best of the knowledge, information and belief of the Guarantor or, as the case may be, the Issuer as at a date not more than seven calendar days before delivering such certificate (the “relevant date”) there did not exist and had not existed since the relevant date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the relevant date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the relevant date of such certificate the Guarantor or, as the case may be, the Issuer has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

(b)	(1) if the Issuer shall defer any Payment under Condition 7(a) it shall deliver to the Trustee, no less than twelve London business days prior to the relevant Payment Date, a certificate signed by two Authorised Signatories of the Issuer on behalf of the Issuer, certifying that the Deferral Event was satisfied on the sixteenth business day prior to the relevant Payment Date (2) if in the opinion of the Issuer there exists a Market Disruption Event as a consequence of which a payment may be deferred under Condition 7(e) deliver to the Trustee within two business days of such Market Disruption Event having arisen or the Issuer having become aware of the same, a certificate signed by two Authorised Signatories of the Issuer on behalf of the Issuer specifying details of the same;

13.8	Register: deliver or procure the delivery to the Trustee of an up to date copy of the register in respect of the Bonds, certified as being a true, accurate and complete copy, on the date hereof and at such other items as the Trustee may require;

13.9	Agents: comply with and perform all its obligations under the Agency Agreement and the Calculation Agency Agreement and use all reasonable endeavours to procure that the Agents comply with and perform all their respective obligations thereunder and not make any amendment or modification to the Agency Agreement and the Calculation Agency Agreement without the prior written approval of the Trustee;

13.10	Payment Notification: use all reasonable endeavours to procure the Principal Paying, Transfer, Conversion and Exchange Agent to notify the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Bonds or any of them, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Bonds as the case may be;

13.11	Change in Agents: give notice to the Bondholders in accordance with Condition 18 of any appointment, resignation or removal of any Agent after having obtained the approval of the Trustee thereto or any change of any Agent’s specified office and (except as provided by the Agency Agreement) at least 30 days prior to such event taking effect; provided always that so long as any of the Bonds remains outstanding in the case of the termination of the appointment of the Registrar or so long as any of the Bonds remains liable to prescription in the case of the termination of the appointment of the Principal Paying, Transfer, Conversion and Exchange Agent no such termination shall take effect until a new Registrar, Transfer Agent or Principal Paying, Transfer, Conversion and Exchange Agent has been appointed on terms approved by the Trustee;

13.12	Notice of late payment: in the event of the unconditional payment to the Principal Paying, Transfer, Conversion and Exchange Agent of any sum due in respect of the Bonds or any of them, being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Bondholders in accordance with Condition 18 that such payment has been made;

13.13	Listing and Trading: use all reasonable endeavours to maintain the listing of the Bonds on the official list maintained by the Financial Services Authority in its capacity as UK Listing Authority and the trading of such Bonds on the market for listed securities of the London Stock Exchange plc or, if it is unable to do so having used all reasonable endeavours or if the maintenance of such listing or trading is in the reasonable opinion of the Guarantor unduly onerous, use all reasonable endeavours to obtain and maintain a quotation or listing of the Bonds on such other stock exchange or exchanges or securities market or markets as the Guarantor may (with the prior approval of the Trustee, such approval not to be unreasonably withheld or delayed) decide and shall also upon obtaining a quotation or listing of the Bonds on such other stock exchange or exchanges or securities market or markets enter into a deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require to comply with the requirements of any such stock exchange or securities market;

13.14	Notices to Trustee: obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the Bondholders in accordance with Condition 18 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom of any such notice which is an invitation or inducement to engage in investment activity);

13.15	Early Redemption: give prior notice to the Trustee of any proposed redemption pursuant to Condition 9(b) or 9(c);

13.16	Relevant Event: give notice to the Trustee of the occurrence of a Relevant Event (as defined in the Articles of the Issuer) immediately upon becoming aware of the same;

13.17	Subsidiaries: procure its Subsidiaries to comply with all (if any) applicable provisions concerning the purchase of Bonds of Condition 9(d);

13.18	Principal Subsidiaries:

(a)	give to the Trustee at the same time as sending to it the certificates referred to in Clause 13.7 above and in any event not later than 180 days after the last day of each financial period of the Guarantor, a report by two directors of the Guarantor listing those Subsidiaries of the Guarantor which as at such last day were Principal Subsidiaries; and

(b)	give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Principal Subsidiary of the Guarantor or after any transfer is made to any Subsidiary of the Guarantor which thereby becomes a Principal Subsidiary, a report by two directors of the Guarantor to such effect;

13.19	Bonds held by the Issuer, Guarantor, etc.: in order to enable the Trustee to ascertain the amount of Bonds for the time being outstanding for any of the purposes referred to in the proviso to the definition of “outstanding” contained in Clause 1, deliver to the Trustee forthwith upon being so requested by the Trustee a certificate of the Issuer or, as the case may be, the Guarantor signed by two Authorised Signatories of the Issuer or, as the case may be, signed by two directors of the Guarantor stating the number of Bonds held at the date of such certificate by or on behalf of the Issuer, or as the case may be, the Guarantor or their respective Subsidiaries or any holding company of the Issuer or the Guarantor (within the meaning of Section 736 of the Companies Act 1985);

13.20	Approval of Trustee: obtain the prior written approval of the Trustee whenever so required under the Articles of the Issuer and not undertake any course of action under the Articles of the Issuer without such prior written approval; and

13.21	Further acts: so far as permitted by applicable law, at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the reasonable opinion of the Trustee having regard to the interests of Bondholders to give effect to this Trust Deed.

14	Remuneration and Indemnification of the Trustee

14.1	Normal Remuneration: So long as any Bond is outstanding, the Issuer, failing whom the Guarantor, will pay to the Trustee by way of remuneration for its services as Trustee such sum as may from time to time be agreed between them. Such remuneration will accrue from day to day from the date of this Trust Deed and shall be payable on such dates as may be agreed between the Issuer, the Guarantor and the Trustee. However, if any payment to a Bondholder of the moneys due in respect of any Bond is improperly withheld or refused, such remuneration will continue to accrue as from the date of such withholding or refusal until payment to such Bondholder is duly made.

14.2	Extra Remuneration: At any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee finds it expedient in the interests of Bondholders or necessary, or is requested by the Issuer, to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuer, failing whom the Guarantor, will pay such additional remuneration as may be agreed between them or, failing agreement as to any of the matters in this Clause (or as to such sums referred to in Clause 14.1), as determined by an investment bank of international repute in London (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales, the expenses involved in such selection and approval and the fee of such investment bank being borne by the Issuer. The determination of such investment bank will, in the absence of manifest error, be conclusive and binding on the Issuer, the Guarantor, the Trustee and the Bondholders.

14.3	Expenses: The Issuer or, failing whom, the Guarantor will also pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in relation to the preparation and execution of this Trust Deed and the carrying out of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any capital, stamp, registration, documentary or other taxes or duties properly paid by the Trustee in connection with any legal proceedings brought by the Trustee against the Issuer or the Guarantor for enforcing any obligation under this Trust Deed, the Articles of the Issuer, the Paying, Transfer, Conversion and Exchange Agency Agreement, the Deed Poll or the Bonds.

14.4	Payment of Expenses: All such costs, charges, liabilities and expenses properly incurred and payments properly made by the Trustee will be payable or reimbursable by the Issuer, failing whom the Guarantor, within 14 calendar days of demand by the Trustee and:

14.4.1	in the case of payments made by the Trustee prior to such demand will (if not paid within 14 calendar days of such demand) carry interest from the date on which the demand is made at the rate of two per cent, per annum over the base rate of National Westminster Bank plc on the date on which such payments were made by the Trustee; and

14.4.2	in all other cases will carry interest at such rate from 30 days after the date on which the demand is made or (where the demand properly specifies that payment is to be made on an earlier date) from such earlier date.

14.5	Indemnity and Associated Costs:

14.5.1	The Issuer and the Guarantor will, jointly and severally, indemnify the Trustee in respect of all liabilities and expenses properly incurred by it in the fulfilment of its obligations under this Trust Deed or by anyone appointed by it or to whom any of its functions may be delegated by it in the carrying out of its functions in the fulfilment of its obligations under this Trust Deed and against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or which may be made against any of them arising out of or in relation to or in connection with, its appointment or the exercise of its functions.

14.5.2	Where the Issuer is required to satisfy any payment in accordance with Condition 6, (i) if following the operation of Clauses 2.6 or 2.7 the net proceeds of sale of Associated Cost Ordinary Shares are less than the Associated Costs the Issuer shall pay the amount of such shortfall to the Trustee as soon as practicable following the completion of the operation of Clauses 2.6 or 2.7, as applicable and until such payment is made by the Issuer, the Trustee shall not be obliged to pay Associated Costs to the extent of such shortfall, and (ii) if the Trustee or its agent would be liable to pay any duties, then the Issuer shall pay in cleared funds an amount equal to such liability to or to the order of the Trustee on or before the date on which such liability arises. For the avoidance of doubt, where the Trustee or its agent has made a payment in respect of Associated Costs or any duties prior to receiving any such payment from the Issuer Clause 14.5.1 shall apply to such payments on the basis that payments made hereunder were made without demand by the Trustee on the Issuer.

14.6	Provisions Continuing: The provisions of Clauses 14.3, 14.4 and 14.5 will continue in full force and effect in relation to the Trustee even if it may have ceased to be Trustee.

14.7	Liability of Trustee: The Trustee shall have no liability in respect of the exercise or non-exercise of any discretion pursuant to Condition 9(g)(iii)(4) above in respect of any sale of Redemption Settlement Shares or conversion of any amounts into U.S. dollars, whether for the timing of any such sale or conversion or the price at which any such Redemption Settlement Shares are sold or the rate at which any such amounts are converted into U.S. dollars, or the inability to sell any such Redemption Settlement Shares or make such conversion or otherwise.

15	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000

By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 it is expressly declared as follows:

15.1	Advice: The Trustee may act on the opinion or advice of, or information obtained from, any expert or a certificate or report of the Auditors in each case whether or not addressed to the Trustee and will not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice certificate, report or information may be sent or obtained by letter, telex or facsimile transmission and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice certificate, report or information purporting to be conveyed by such means even if it contains some error or is not authentic.

15.2	Trustee to Assume Due Performance: The Trustee need not notify anyone of the execution of this Trust Deed or do anything to ascertain whether any Event of Default or Potential Event of Default or Relevant Event has occurred and, until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer and the Guarantor are performing all their obligations under this Trust Deed, the Deed Poll, the Articles of the Issuer and the Bonds.

15.3	Resolutions of Bondholders: The Trustee will not be responsible for having acted in good faith upon a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed even though it may later be found that there was a defect in the constitution of such meeting or the passing of such resolution or that such resolution was not valid or binding upon the Bondholders.

15.4	Certificate Signed by Directors or Authorised Signatories: The Trustee may call for and may accept as sufficient evidence of any fact or matter or of the expediency of any act a certificate of the Issuer or the Guarantor signed by any two Authorised Signatories of the Issuer or two directors of the Guarantor on behalf of the Issuer or the Guarantor as to any fact or matter upon which the Trustee may, in the exercise of any of its functions, require to be satisfied or to have information to the effect that, in the opinion of the person or persons so certifying, any particular act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss that may be occasioned by acting on any such certificate.

15.5	Deposit of Documents: The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof, provided that, unless in the opinion of the Trustee it is required in connection with the enforcement of any obligation of the Issuer or the Guarantor under this Trust Deed, the Paying, Transfer, Conversion and Exchange Agency Agreement or the Bonds or otherwise in connection with the performance of the duties of the Trustee hereunder or thereunder or unless it comprises the holding or placing of such documents in the United Kingdom, the Trustee may not take any such action if a liability to stamp duty or other duties or taxes would thereby arise. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

15.6	Nominees: in relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as nominee on any terms.

15.7	Discretion of Trustee: Save as expressly provided in this Trust Deed, the Trustee will have absolute and uncontrolled discretion as to the exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, expenses or inconvenience which may result from their exercise or non-exercise.

15.8	Agents: Whenever it considers it expedient in the interests of the Bondholders and after (if practicable) consultation with the Issuer and the Guarantor, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

15.9	Delegation: Whenever it considers it expedient in the interests of the Bondholders and after (if practicable) consultation with the Issuer and the Guarantor, the Trustee may delegate to any person and on any terms (including power to sub-delegate) all or any of its functions provided that the Trustee may not delegate the right to determine whether an Event of Default or Potential Event of Default has occurred unless prior to such delegation the Trustee provides to the Issuer and the Guarantor confirmation in writing that the Trustee has been advised by its legal advisers that it should delegate that right (with or without any other rights, trusts, powers, authorities and discretions) to another person or fluctuating body of persons because of a conflict of interest or possible conflict of interest and/or other similar circumstances which the Trustee might face, or be subjected to, as the trustee of this Trust Deed if it were not to delegate that right.

15.10	Forged Bonds: The Trustee will not be liable to the Issuer, the Guarantor or any Bondholder by reason of having accepted as valid or not having rejected any Bond purporting to be such and later found to be forged or not authentic.

15.11	Confidentiality: Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Bondholder any confidential, financial or other information made available to the Trustee by the Issuer or the Guarantor and no Bondholder shall be entitled to take any action to obtain from the Trustee any such information.

15.12	Determinations Conclusive: As between itself and the Bondholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive in the absence of manifest error and shall bind the Trustee and the Bondholders.

15.13	Currency Conversion: Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer, the Guarantor and the Bondholders.

15.14	Events of Default: The Trustee may determine whether or not a default in the performance or observance by the Issuer or the Guarantor of any obligation is in its opinion capable of remedy and/or whether or not any event is in its opinion materially prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding upon the Issuer, the Guarantor and the Bondholders.

15.15	Payment for and Delivery of Bonds: The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds, the exchange of the Global Bonds for definitive Bonds or the delivery of definitive registered Bonds to the persons entitled to them.

15.16	Bonds held by the Guarantor, etc.: In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer or the Guarantor) that no Bonds are for the time being held by or on behalf of any of the Issuer, the Guarantor or any other of their Subsidiaries or any holding company of the Issuer or the Guarantor (within the meaning of Section 736 of the Companies Act 1985).

15.17	Interests of Bondholders: In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed or the Deed Poll or any proposed substitution in accordance with Clause 19.2 or any determination made pursuant to Clause 17.1), the Trustee shall have regard to the interests of the Bondholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of such exercise for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim from the Issuer, the Guarantor or the Trustee, any indemnification or payment of any tax arising in consequence of any such exercise upon individual Bondholders.

15.18	No Responsibility for Ordinary Share Value: The Trustee shall not at any time be under any duty or responsibility to any Bondholder to determine whether any facts exist which may require any adjustment of the Exchange Price or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or in this Trust Deed or the Articles of the Issuer provided to be employed, in making the same. The Trustee shall not at any time be under any duty or responsibility in respect of the validity or value (or the kind or amount) of Preference Shares or Ordinary Shares or of any other securities, property or cash, which may at any time be made available or delivered upon the conversion of any Bond; and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Issuer or the Guarantor to make available or deliver any Preference Shares or Ordinary Shares or share certificates or other securities or property or make any payment upon the exercise of the Conversion and Exchange Right in respect of any Bond or of the Issuer or the Guarantor to comply with any of the covenants contained in this Trust Deed and the Deed Poll.

15.19	Enforcement of Rights: The Trustee need not take any such action or proceedings as referred to in Condition 20 unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Bondholders holding at least one quarter in principal amount of the Bonds then outstanding and (b) it shall have been indemnified to its satisfaction.

15.20	Breach of Undertakings: The Trustee assumes no responsibility for ascertaining whether or not (i) a breach of any of the undertakings in Condition 13 shall have occurred or (ii) any such breach shall have been rectified pursuant to the Articles of the issuer or (iii) (in each such case) any adjustment falls to be made to be made to the Exchange Price as a result thereof. Unless and until the Trustee has actual knowledge of any of the above events it shall be entitled to assume that no such event has occurred. The Trustee shall not be liable for any loss arising from any determination or calculation made pursuant to the Articles of the Issuer or from any failure or delay in making any such determination or calculation.

15.21	Responsibility for Agents etc: If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this clause (an “Appointee”), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or misconduct or default of any substitute appointed by the Appointee.

15.22	Incurrence of Financial Liability: Nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any power, rights, authority or discretion hereunder if it has grounds for believing the repayment of the funds or adequate indemnity against such risk or liability is not reasonably assured to it.

15.23	Independent Investment Bank: The Trustee has no responsibility for the accuracy or otherwise of any determination made by an investment bank pursuant to the Articles of the Issuer.

15.24	Not Trustee for Preference Shareholders: The Trustee acts as trustee only for Bondholders and has no duties to holders of Preference Shares.

15.25	Auditor’s certificates and reports: Any certificate or report of the Auditors (whether or not addressed to the Trustee), an investment bank, a bank or any other expert called for by, or provided to, the Trustee in accordance with, or for the purposes of, this Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or engagement letter or other document in connection therewith contains a monetary or other limit on the liability of the Auditors, an investment bank, a bank or any other expert in respect thereof.

15.26	Sale of Shares: The Trustee shall have no liability to Bondholders if the proceeds of sale of the Payment Ordinary Shares or other Ordinary Shares are insufficient to satisfy the relevant Payment in full whether by virtue of a fall in value of the Payment Ordinary Shares or other such Ordinary Shares, the Calculation Agent being unable to sell such Payment Ordinary Shares or other Ordinary Shares, the Trustee being liable to tax in respect of receiving, holding or selling the same or otherwise.

16	Trustee liable for negligence

Section 1 of the Trustee Act 2000 shall not apply to any action of the Trustee provided that nothing in this Trust Deed shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Trust Deed relieve or indemnify it from or against any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it or its officers and employees may be guilty.

17	Waiver and Proof of Default

17.1	Waiver: The Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, on such terms and conditions as seem expedient to it, waive or authorise, any breach or proposed breach by the Issuer or the Guarantor of any of the provisions of this Trust Deed, the Bonds, the Deed Poll or the Articles of the Issuer or determine that any Event of Default or Potential Event of Default will not be treated as such provided that the Trustee will not do so in contravention of any express direction given by an Extraordinary Resolution but no such direction will affect any previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and, if the Trustee so requires, will be notified to the Bondholders as soon as practicable.

17.2	Proof of Default: If it is proved that as regards any specified Bond the Issuer or the Guarantor has made default in paying any sum due to the relevant Bondholder such proof will (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Bonds which are then payable.

18	Trustee not precluded from entering into Contracts

Neither the Trustee nor any director or officer of a corporation acting as a Trustee, whether acting for itself or in any other capacity, will be precluded from becoming the owner of, or acquiring any interest in, or holding, or disposing of, any Bond or any Preference Shares or Ordinary Shares or securities of the Issuer or the Guarantor or any of their respective subsidiary, holding or associated companies with the same rights as it would have had if the Trustee were not the Trustee or from entering into or being interested in any contracts or transactions with the Issuer or the Guarantor or any of their respective subsidiary, holding or associated companies or from acting on, or as depositary or agent for, any committee or body of holders of any securities of the Issuer or the Guarantor or any of their respective subsidiary, holding or associated companies and will not be liable to account for any profit.

19	Modification and Substitution

19.1	Modification: The Trustee may agree, without the consent of the Bondholders, to (i) any modification to the Conditions or the provisions of this Trust Deed, the Deed Poll or the Articles of the Issuer (in the case of the Articles of the Issuer which would vary, abrogate or modify the rights appertaining to the Preference Shares) which in its opinion is of a formal, minor or technical nature or which is made to correct a manifest or proven error, or (ii) any other modification to the Conditions or the provisions of this Trust Deed and the Bonds or the Articles of the Issuer that relate to the rights appertaining to the Preference Shares which is in its opinion not materially prejudicial to the interests of the Bondholders. For the avoidance of doubt the consent of the Trustee is not required for an alteration or modification of the Articles of the Issuer in respect of the rights appertaining to the Nominal Shares, provided that any such alteration or modification does not, or does not have the effect of varying, abrogating or modifying the rights appertaining to the Preference Shares.

19.2	Substitution of the Issuer:

19.2.1	The Trustee (if it is satisfied that to do so would not be materially prejudicial to the interests of Bondholders) may agree, if requested by the Issuer and subject to such amendment of the Trust Deed and the Deed Poll and such other conditions as the Trustee may require and without the consent of the Bondholders, to the substitution of any other company (the “Substituted Obligor”) in place of the Issuer (or of any previous substitute under this Clause) as the principal debtor under this Trust Deed and the Bonds and as a party to the Agency Agreement, subject to the Bonds remaining unconditionally and irrevocably guaranteed by the Guarantor as provided in the Conditions and this Trust Deed and being convertible mutatis mutandis as provided in the Conditions for preference shares in the Substituted Obligor with substantially similar rights to the Preference Shares and to such preference shares being immediately exchangeable for Ordinary Shares mutatis mutandis as provided in the Articles of the Issuer and to the obligations of the Guarantor under the Deed Poll applying mutatis mutandis to such Preference Shares provided that:

(i)	a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed and the Bonds (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer (or, as the case may be, of any previous substitute under this Clause 19.2);

(ii)	the Substituted Obligor creates preference shares and adopts articles of association substantially similar to the terms of the Preference Shares and the Articles of the Issuer in so far as the same relates to the rights of such preference shares;

(iii)	an unconditional and irrevocable guarantee is given by the Guarantor on a subordinated basis on the basis as set out in Clause 3 and Condition 2 to the Trustee of the payment of all monies payable by the Substituted Obligor as such principal debtor and of the performance by the Substituted Obligor under its articles of association in relation to Preference Shares created;

(iv)	if any two directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the issuer;

(v)	the Issuer, the Guarantor and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Bondholders; and

(vi)	the Trustee may in the event of such substitution agree to a change of law governing this Trust Deed and/or the Bonds and/or the Deed Poll or the Agency Agreement.

19.2.2	Release of Issuer and Substitute Obligor: Any such agreement by the Trustee pursuant to this Clause 19.2 will, if so expressed, operate to release the Issuer (or any such previous substitute) from any or all of its obligations under this Trust Deed and the Bonds. Not later than 14 calendar days after the execution of any such documents and after compliance with such requirements, notice of the substitution will be given to the Bondholders.

19.2.3	Completion of Substitution: Upon the execution of such documents and compliance with such requirements, the Substituted Obligor will be deemed to be named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer (or of any previous substitute under Clause 19.2) and this Trust Deed and the Bonds will be deemed to be modified in such manner as shall be necessary to give effect to the substitution.

20	Appointment, Retirement and Removal of the Trustee

20.1	Appointment: The Issuer will have the power of appointing new trustees but no person will be so appointed unless previously approved by an Extraordinary Resolution of Bondholders. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders as soon as practicable.

20.2	Retirement and Removal: Any Trustee may retire at any time on giving not less than three months’ notice in writing to the Issuer and the Guarantor without giving any reason and without being responsible for any costs occasioned by such retirement and the Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of any sole trustee or sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trustee or sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal under this Clause, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee, but if the Issuer has failed to do so within two months of such notice being given or since the date of such Extraordinary Resolution, the Trustee may exercise the power of appointing a successor trustee.

20.3	Co-Trustees: The Trustee may, despite Clause 20.1, by notice in writing to the Issuer and the Guarantor appoint anyone to act as an additional Trustee jointly with the Trustee:

20.3.1	if the Trustee considers such appointment to be in the interests of the Bondholders;

20.3.2	for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

20.3.3	for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against the Issuer or the Guarantor of either a judgment already obtained or any of the provisions of this Trust Deed.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by notice in writing to the Issuer, the Guarantor and such person remove any person so appointed. At the request of the Trustee, the Issuer and the Guarantor will do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so.

20.4	Competence of a Majority of Trustees: If there are more than two Trustees the majority of such Trustees will (provided such majority includes a trust corporation) be competent to carry out all or any of the Trustee’s functions.

21	Communications

Any communication shall be by letter delivered personally or facsimile transmission:

in the case of the Issuer, to it at:

22 Grenville Street

St Helier

Jersey JE4 8PX

Channel Islands

Fax no.:	(44) 01534 609 333
Attention:	Dean Godwin

in the case of the Guarantor, to it at:

1 Atlantic Quay

Robertson Street

Glasgow G2 8SP

United Kingdom

Fax no.:	(44) 0141 566 4742
Attention:	Adrian Coats

and in the case of the Trustee, to it at:

Fifth Floor

100 Wood Street

London EC2V 7EX

Fax no.:	(44) 020 7696 5261
Attention:	The Manager, Trust Management

Any such communication will take effect, in the case of delivery, at the time of delivery or, in the case of facsimile transmission, at the time of despatch.

22	Purchase or Redemption by the Guarantor of its own Shares

The Guarantor may exercise such rights as it may from time to time enjoy to purchase or redeem its own shares (including Ordinary Shares) without the consent of the Bondholders.

23	Governing Law and Jurisdiction

23.1	Governing Law: This Trust Deed shall be governed by and construed in accordance with English law.

23.2	Jurisdiction: The Courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with this Trust Deed, the Bonds and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Bonds (“Proceedings”) may be brought in such courts. Each of the Issuer and the Guarantor irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of each of the Trustee and the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

23.3	Service of Process: Each of the Issuer and the Guarantor irrevocably appoints the Guarantor’s London office currently at 5th Floor, 30 Cannon Street, London EC4M 6XH to act as its agent in England to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer). If for any reason such process agent ceases to be able to act as such or no longer has an address in England the Issuer irrevocably agrees to appoint a substitute process agent acceptable to the Trustee and shall immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

24	Counterparts

This Trust Deed and any Trust Deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any part to this Trust Deed or any Trust Deed supplemental hereto may enter into the same by executing and delivering a counterpart.

25	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed, other than Clause 13.2(b) hereof.

In witness whereof this Trust Deed has been executed as a deed on the date stated at the beginning

SCHEDULE 1

Form of Definitive Registered Bonds

On the front:

ISIN: [XS0171196727]1 [XS0171162075]2

[THIS BOND, THE GUARANTEE IN RESPECT HEREOF, AND THE ORDINARY SHARES TO BE ISSUED UPON EXCHANGE OF THE PREFERENCE SHARES ON CONVERSION OF THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR ANY OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER WILL BE REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS BOND OR THE PREFERENCE SHARES ISSUED UPON CONVERSION OF THE BONDS OR THE ORDINARY SHARES FOR WHICH THE PREFERENCE SHARES ARE EXCHANGEABLE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS BOND, THE GUARANTEE OR THE PREFERENCE SHARES ISSUED UPON CONVERSION OF THE BONDS OR THE ORDINARY SHARES FOR WHICH THE PREFERENCE SHARES ARE EXCHANGEABLE.

THE ORDINARY SHARES ISSUED ON EXCHANGE OF THE PREFERENCE SHARES INTO WHICH THIS BOND IS CONVERTIBLE MAY NOT BE DEPOSITED INTO ANY UNRESTRICTED DEPOSITARY FACILITY ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK, UNLESS AND UNTIL THE TIME AS SUCH ORDINARY SHARES ARE NO LONGER “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144(A)(3) UNDER THE SECURITIES ACT.]3

[THIS BOND, THE GUARANTEE IN RESPECT HEREOF, AND THE ORDINARY SHARES TO BE ISSUED UPON THE EXCHANGE OF THE PREFERENCE SHARES ON CONVERSION OF THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR ANY OTHER JURISDICTION OF THE UNITED STATES, AND PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF BONDS AND THE CLOSING DATE (THE “DISTRIBUTION COMPLIANCE PERIOD”), SUCH BONDS MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER

[1]	Include for Rule 144A Registered Bond.
[2]	Include for Regulation S Registered Bond.

WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION OF THE UNITED STATES.]4

Denomination	ISIN	Series	Certif No
U.S.$1,000	Reg. S XS0171162075	[ ]	[ ]
Rule 144A XS0171196727

SCOTTISH POWER FINANCE (JERSEY) LIMITED

(incorporated with limited liability in Jersey with registered number 85627)

U.S.$700,000,000 4.00 per cent Step-Up Perpetual Subordinated Guaranteed Convertible

Bonds

guaranteed by

SCOTTISH POWER PLC

(incorporated with limited liability in Scotland with registered number 193794)

and convertible into 4.00 per cent. Exchangeable Redeemable Preference Shares in the

Scottish Power Finance (Jersey) Limited which will be exchanged immediately for Ordinary Shares in

SCOTTISH POWER PLC

The Bonds represented by this certificate form part of a series designated as specified in the title (the “Bonds”) of Scottish Power Finance (Jersey) Limited (the “Issuer”). The Bonds are constituted by a trust deed dated 10 July 2003 (the “Trust Deed”) between the Issuer, Scottish Power plc (the “Guarantor”) and The Law Debenture Trust Corporation p.l.c. as Trustee (the “Trustee”). The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) endorsed hereon. Terms defined in the Trust Deed have the same meanings when used herein.

The Issuer hereby certifies that [●] of [●] is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of U.S.$[●] ([●] United States dollars). For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Bond is issued such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions.

The statements set forth in the legends above are an integral part of the Bonds in respect of which this Bond is issued and by acceptance hereof each holder of such Bonds agrees to be subject to and bound by the terms and provisions set forth in such legend.

[For so long as any of the Bonds, the Guarantee, Preference Shares or Ordinary Shares, are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Guarantor will, during any period in which it is neither subject to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, provide to any holder or beneficial owner of such restricted securities or to any prospective purchaser of such restricted securities designated by such holder or beneficial owner, or to the Trustee, in the case of the Bonds, for delivery to such holder, beneficial owner or prospective purchaser, in each case, upon request of such holder, beneficial owner or prospective purchaser, the information required to be provided by Rule 144A(d)(4) under the Securities Act.]1

The Bonds represented by this certificate are convertible into 4.00 per cent Exchangeable Redeemable Preference Shares in the Issuer which are exchangeable immediately for fully-paid Ordinary Shares currently with a par value of 50 pence each of Scottish Power plc subject to and in accordance with the Conditions and the Trust Deed.

The statements set forth in the legend above are an integral part of the Bond or Bonds in respect of which this certificate is issued and by acceptance thereof each holder agrees to be subject to and bound by the terms and provisions set forth in such legend.

This definitive registered Bond is evidence of entitlement only. Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments in respect of this definitive registered Bond.

This definitive registered Bond shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This definitive registered Bond is governed by, and shall be construed in accordance with, English law.

Issued as of [●]

SCOTTISH POWER FINANCE (JERSEY) LIMITED

By:

Certificate of Authentication

Authenticated by Citibank AG, Frankfurt as Registrar without recourse, warranty or liability.

CITIBANK AG, FRANKFURT

(as Registrar)

By:

Authorised Signatory

Dated:

On the back:

FORM OF TRANSFER

For value received the undersigned hereby sell(s), assign(s) and transfer(s) to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS

(INCLUDING POSTCODE OR EQUIVALENT) OF TRANSFEREE)

                                     principal amount of this Bond and all rights under it, and irrevocably constitutes and appoints                                                       as attorney to transfer such principal amount of this Bond on the Register maintained by the Issuer in accordance with the Conditions, with full power of substitution.

[NOTE: INSERT [A] FOR TRANSFERS OF BONDS BEARING THE TRANSFER RESTRICTION LEGEND TO TRANSFEREES THAT TAKE DELIVERY OF BONDS NOT BEARING THE TRANSFER RESTRICTION LEGEND. INSERT [B] FOR TRANSFERS OF BONDS NOT BEARING THE TRANSFER RESTRICTION LEGEND TO TRANSFEREES THAT TAKE DELIVERY OF BONDS BEARING THE TRANSFER RESTRICTION LEGEND.]

[A] In connection with such request and in respect of such Bonds, the undersigned does hereby certify that (i) such transfer has been effected in accordance with the transfer restrictions set forth in the Bonds and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (ii) either;

1.	such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and accordingly the undersigned does hereby further certify that:

(a)	the offer of the Bonds was not made to a person in the United States or to or for the account or benefit of a U.S. person;

(b)	either:

(i)	at the time the buy order was originated, the transferee was outside the United States or the undersigned and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(ii)	the transaction was executed in, on or through the facilities of a designated offshore securities market (as defined in Regulation 5) and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(c)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(d)	the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and

(e)	if the undersigned is an officer or director of the Issuer or the Guarantor or a distributor, who is an affiliate of the Issuer or the Guarantor or distributor solely by holding such position, such sale is made in accordance with the applicable provisions of Rule 904(b)(2) of Regulation S; or

2.	the transfer has been effected pursuant to an exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder; or

3.	the transfer has been effected pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission.

[B] In connection with such request and in respect of such Bonds, the undersigned does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and, accordingly, the undersigned does hereby further certify that the beneficial interest in such Bonds is being transferred to a person that the undersigned reasonably believes is purchasing the Bonds for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person, and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with the transfer restrictions set forth in the Bonds and any applicable securities laws of any state of the United States or any other jurisdiction.

Dated
Signed	Certifying Signature

Notes:

(i)	The signature to this transfer must correspond with the name(s) as it/they appear(s) on the face of this Bond. In the case of joint holders, each of the joint holders named on the Register must sign this form of transfer.

(ii)	A representative of the Holder of Bonds should state the capacity in which he signs e.g. executor.

(iii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(iv)	This form of transfer must be accompanied by such documents, evidence or information as the Registrar may require.

(v)	Where the transferor is a corporation, this form of transfer shall be executed under its common seal or under the hand of two of its officers duly authorised in writing.

SCHEDULE 2

Terms and Conditions of the Bonds

1	Form, Denomination and Title

(a)	Form and Denomination

The Bonds will be issued in registered form in the Authorised Denominations without interest coupons attached and represented by the Global Bonds (as defined below). The Global Bonds will be exchangeable in limited circumstances into definitive Bonds in registered form only in Authorised Denominations, serially numbered.

(b)	Global Bonds

Bonds in which beneficial interests are sold in transactions in reliance on Regulation S under the US Securities Act of 1933, as amended (the “Securities Act”), will be represented by a global Bond in registered form (the “Regulation S Global Bond”). Bonds in which beneficial interests are sold pursuant to Rule 144A under the Securities Act will be represented by a global Bond in registered form (the “Rule 144A Global Bond” and, together with the Regulation S Global Bond, the “Global Bonds”).

(c)	Bonds in Definitive Form

Bonds in definitive form will be issued only upon exchange of interests in the Global Bonds as described herein and in the Global Bonds.

The Bonds are not issuable in bearer form.

(d)	Title

Title to the Bonds will pass by transfer and registration as described in Conditions 3 and 4. The holder (as defined below) of any Bond will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or its theft or loss (or that of the related certificate, as appropriate) or anything written on it or on the certificate representing it (other than a duly executed transfer thereof)) and no person will be liable for so treating the holder. In these Conditions, “Bondholder” and “holder” means the person in whose name a Bond is registered in the Register.

The Bonds are constituted by a trust deed dated 10 July 2003 (the “Trust Deed”) between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the holders of the Bonds. The issue of the Bonds was authorised pursuant to a resolution of the Board of Directors of the Issuer passed on 8 July 2003 and the giving of the guarantee in respect of the Trust Deed and the Bonds (the “Bond Guarantee”) was authorised by resolutions of the Board of Directors of the Guarantor passed on 29 May 2003 and resolutions of a committee of the Board of Directors of the Guarantor passed on 17 June and 3 July 2003. The statements in these terms and conditions (the “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Bonds. Copies of the Trust Deed, the Paying, Transfer, Conversion and Exchange Agency Agreement dated 10 July 2003 (the “Agency Agreement”) relating to the Bonds between the Issuer, the Guarantor, the Trustee and Citibank, N.A. (the “Principal Paying, Transfer, Conversion and Exchange Agent”, which expression shall include any successor as principal paying, transfer, conversion and exchange agent under the Agency Agreement) and the paying, transfer, conversion and exchange agents for the time being (such parties, together with the Principal Paying, Transfer, Conversion and Exchange Agent, being referred to as the “Paying, Transfer, Conversion and Exchange Agents”, which expression shall include their successors as paying, transfer, conversion and exchange agents under the Agency Agreement) and Citibank AG, Frankfurt in its capacity as registrar (the “Registrar”, which expression shall include any successor as registrar under the Agency Agreement), the Calculation Agency Agreement dated 10 July 2003 (the “Calculation Agency Agreement”) between the Issuer, the Guarantor and the Calculation Agent, the Articles of Association of the Issuer (the “Articles of the Issuer”) and the deed poll (the “Deed Poll”) executed and delivered by the Guarantor on 10 July 2003 are available for inspection during normal business hours by the Bondholders at the registered office of the Trustee, being at the date hereof at Fifth Floor, 100 Wood Street, London EC2V 7EX. The Bondholders are entitled to the benefit of, are bound by and are deemed to have notice of all the provisions of the Trust Deed and are deemed to have notice of, all the provisions applicable to them of the Agency Agreement, the Calculation Agency Agreement and the Articles of the Issuer. Only holders of Preference Shares will have the benefit of the Deed Poll.

The Bonds are convertible into fully paid 4.00 per cent, exchangeable redeemable preference shares in the Issuer (the “Preference Shares”) having a paid-up value (the “Paid-up Value”) of US$1,000 each. Payments in respect of the Preference Shares are guaranteed by the Guarantor pursuant to the Deed Poll. The Preference Shares shall be issued subject to and in accordance with these Conditions and the Articles of the Issuer.

The Preference Shares will, following their issue, be immediately exchanged for fully paid ordinary shares in the Guarantor (the “Ordinary Shares”) having at the date hereof a nominal value of 50 pence each, in accordance with these Conditions, the provisions of the Articles of the Issuer and the Deed Poll. The price at which any such exchange will be made (the “Exchange Price”) will, subject to adjustment in certain circumstances as set out in the Articles of the Issuer, be 460 pence per Ordinary Share. The number of Ordinary Shares for which a Preference Share will be exchangeable will be determined by dividing the Paid-up Value of the Preference Share (translated into sterling at the fixed rate of US$1.6776 = £1.00) by the Exchange Price in effect on the Conversion Date.

Words and expressions not otherwise defined in any Condition shall have the meaning given in Condition 23 or in the Trust Deed, unless the context otherwise requires.

2	Status and Subordination

(a)	The Bonds

The Bonds constitute direct and unsecured obligations of the Issuer and rank pari passu without any preference among themselves. In the event of the winding-up of the Issuer, the claims of the Trustee and the Bondholders against the Issuer in respect of such Bonds will be subordinated, in the manner provided in the Trust Deed, to the claims of all other creditors of the Issuer except for the claims of holders of unsecured rights against the Issuer being rights which are subordinated so as to rank either (i) pari passu with such Bonds with all of which excepted claims such Bonds shall rank pari passu, or (ii) junior to such Bonds.

(b)	Subordinated Bond Guarantee

The Guarantor has in the Trust Deed unconditionally (save as to subordination) and irrevocably guaranteed the due payment of all sums expressed to be payable by the Issuer under the Trust Deed and the Bonds. The Bond Guarantee constitutes direct and unsecured obligations of the Guarantor. In the event of a winding-up of the Guarantor, the claims of the Trustee and the Bondholders to payment under the Bond Guarantee will be subordinated in right of payment, in the manner provided in the Trust Deed, to the claims of all Senior Creditors of the Guarantor and senior to the claims of holders of Ordinary Shares.

3	Registration

The Issuer will cause a register (the “Register”) to be kept at the specified office of the Registrar on which will be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers, redemptions and conversion of Bonds. Holders of Bonds will be entitled to receive only one Bond in respect of their entire holdings.

4	Transfer of Bonds

(a)	Transfer

Bonds may, subject to the terms of the Agency Agreement and to Conditions 4(b) and 4(c), be transferred in whole or in part in an Authorised Denomination by lodging the relevant Bond (with the form of application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or any Paying, Transfer, Conversion and Exchange Agent.

No transfer of a Bond will be valid unless and until entered on the Register. A Bond may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

The Registrar will, within seven Business Days (as defined below) in the place of the specified office of the Registrar of any duly made application for the transfer of a Bond, deliver a new Bond to the transferee (and, in the case of a transfer of part only of a Bond, deliver a Bond for the untransferred balance to the transferor), at the specified office of the Registrar, or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Bond by uninsured mail to such address as the transferee or, as the case may be, the transferor may request.

(b)	Formalities Free of Charge

Such transfer will be effected without charge subject to (i) the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith, (ii) the Registrar being satisfied with the documents of title and/or identity of the person making the application and (iii) such other reasonable requirements as the Issuer may from time to time agree with the Registrar and the Trustee. The exchange of interests in a Global Bond for definitive Bonds will be subject to the provisions of all applicable fiscal or other laws and regulations in effect at the time of such exchange.

(c)	Closed Periods

Neither the Issuer nor the Registrar will be required to register the transfer of any Bond (or part thereof) (i) during the period of 15 calendar days immediately prior to any Reset Date or any earlier date fixed for redemption of the Bonds pursuant to Condition 9(b) or 9(c) or (ii) during the period of 15 calendar days ending on (and including) any Record Date (as defined in Condition 10(c)) in respect of any payment of interest on the Bonds or (iii) in respect of which a Conversion Notice (as defined in Condition 8(b)) has been delivered in accordance with Condition 8(b) or (iv) in respect of which a Bondholder shall have exercised its right to require the Issuer to redeem such Bond pursuant to Condition 9(b)(i) or 9(b)(ii).

(d)	Business Days

In these Conditions, “Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for business in the relevant place.

5	Interest Payments

(a)	Interest Payment Dates

The Bonds bear interest at the Interest Rate from (and including) the Issue Date. Subject to Conditions 6, 7(d) and 7(e), such interest will be payable on each Interest Payment Date.

(b)	Interest Rate

(i)	The Interest Rate in respect of the period from (and including) the Issue Date to (but excluding) the First Reset Date is 4.00 per cent, per annum.

(ii)	The Interest Rate in respect of each Reset Period shall be the aggregate of 4.00 per cent. per annum and:

(aa)	the offered rate (rounded, if necessary, up to the nearest one hundred thousandth of a percentage point (0.000005 per cent. being rounded upwards)) for three-month deposits in US dollars as at 11.00 a.m. (London time) on the Interest Determination Date in question as appears on the display designated as page “3750” on the Moneyline Telerate Monitor (or such other page or service as may replace it for the purpose of displaying such information) as determined by the Registrar;

(bb)	if such offered rate does not appear, the arithmetic mean (rounded, if necessary, up to the nearest one hundred thousandth of a percentage point (0.000005 per cent. being rounded upwards)) of offered quotations to leading banks in the London interbank market for three-month Euro-dollar deposits as at 11.00 a.m. (London time) on the Interest Determination Date in question obtained by the Registrar from the principal London office of the Reference Banks (as defined in Condition 5(e)), provided at least two of the Reference Banks provide the Registrar with such offered quotations; and

(cc)	if, on any Interest Determination Date to which the provisions of sub-paragraph (bb) above apply, one only or none of the Reference Banks provides the Registrar with such a quotation, the arithmetic mean (rounded, if necessary, up to the nearest one hundred thousandth of a percentage point (0.000005 per cent. being rounded upwards)) of the Euro-dollar lending rates which major banks in the London interbank market selected by the Registrar are quoting at approximately 11.00 a.m. (London time) on the relevant Interest Determination Date to leading London interbank market banks for a period of three months, except that, if the banks so selected by the Registrar under sub-paragraph (cc) above are not quoting as mentioned above, the Interest Rate shall be the Interest Rate in effect for the last preceding Interest Period to which one of the preceding sub-paragraphs of this paragraph shall have applied.

(c)	Determination and Publication of Interest Rate and Interest Amounts

The Registrar will, upon determining the Interest Rate pursuant to Condition 5(b)(ii), calculate the Interest Amount in respect of each US$1,000 principal amount and cause the Interest Rate and each Interest Amount payable in respect of an Interest Period to be notified to the Issuer, the Guarantor, the Trustee, the Principal Paying, Transfer, Conversion and Exchange Agent and the London Stock Exchange and to be notified to the Bondholders as soon as possible after their determination but in no event later than the fourth London business day thereafter.

Each Interest Amount in respect of any Interest Period ending prior to the First Reset Date shall be calculated by applying the Interest Rate to the principal amount of the relevant Bond and, in respect of any period of less than a complete year (save for a semi-annual Interest Period) such Interest Amount shall be calculated on the basis of a 360-day year consisting of 12 months of 30 calendar days each and, in the case of an incomplete month, the number of days elapsed.

Each Interest Amount in respect of any Interest Period commencing on or after the First Reset Date shall be calculated by applying the Interest Rate to the principal amount of the relevant Bond and multiplying the result by the Day Count Fraction.

(d)	Determination or Calculation by Trustee

If the Registrar does not at any time for any reason so determine the Interest Rate or calculate each Interest Amount in accordance with Condition 5(b)(ii) and 5(c), the Trustee or an agent on its behalf shall do so and such determination or calculation shall be deemed to have been made by the Registrar. In doing so, the Trustee or such agent shall apply the foregoing provisions of this Condition 5, with any necessary consequential amendments, to the extent that, in its opinion, it or such agent can do so, and in all other respects it or such agent shall do so in such manner as it shall deem fair and reasonable in all the circumstances. All determinations or calculations made or obtained for the purposes of the provisions of this Condition 5(d) by the Trustee or such agent, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Guarantor, the Registrar, the other Paying, Transfer, Conversion and Exchange Agents and all Bondholders and (in the absence of wilful default or bad faith) no liability to the Issuer, the Guarantor or the Bondholders shall attach to the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(e)	Reference Banks

Unless the Bonds are to be redeemed on or before the First Reset Date, the Issuer will (with prior written approval of the Trustee) not later than 20 London business days before the First Reset Date appoint four leading financial institutions engaged in the London interbank market (each acting through its principal London office) to act as Reference Banks and will procure that, so long as any Bond is outstanding, there shall thereafter at all times be four Reference Banks. If any such institution (acting through its relevant office) is unable to continue to act as a Reference Bank, the Issuer shall (with prior written approval of the Trustee) appoint some other leading financial institution engaged in the London interbank market (acting through its principal London office) to act as such in its place.

(f)	Accrual of Interest

Each Bond will cease to bear interest (1) where the Conversion Right attached to it shall have been exercised, or the Trustee shall have exercised its rights of conversion with respect to it pursuant to Condition 8(c), from the Interest Payment Date immediately preceding the relevant Conversion Date or, if none, the Issue Date (subject in any such case as provided in Condition 8(e)) or (2) where such Bond is redeemed or repaid pursuant to Condition 9 or Condition 11, from the due date for redemption unless, upon due presentation, payment of the full amount due is improperly withheld or refused (or, following any election by the Issuer to exercise its Share Settlement Option (as defined in Condition 9), the Issuer fails duly to perform its obligation to deliver the Redemption Settlement Shares and Cash Settlement Amount (as defined in Condition 9) (if any) in accordance with Condition 9(g)), in which event such Bond shall continue to bear interest at the applicable rate (both before and after judgment) as provided in the Trust Deed until (but excluding) whichever is the earlier of (i) the day on which all sums and/or Ordinary Shares due in respect of such Bonds up to that day are received by or on behalf of the relevant holder, and (ii) the day which is seven calendar days after that on which the Trustee or the Principal Paying, Transfer, Conversion and Exchange Agent has notified the Bondholders of receipt of all sums and/or Ordinary Shares due in respect of all the Bonds up to such seventh calendar day.

6	Mandatory Deferrals

The Issuer (failing whom the Guarantor) must make each payment of interest on the relevant Interest Payment Date subject to and in accordance with these Conditions. However, if on the 16th London business day preceding the date (the “Payment Date”) on which any payment of interest would, in the absence of deferral in accordance with this Condition 6, be due and payable, a Deferral Event has occurred, any such payment of interest (the “Deferred Payment”) shall (subject to, and in accordance with, Condition 7) be deferred by the Issuer giving notice to the Bondholders in accordance with Condition 18, not less than 12 London business days prior to the Payment Date (a “Deferral Notice”). Accordingly, on the giving of such notice, the Payment Date for the Deferred Payment shall be deferred and the relevant Deferred Payment shall become due and payable in accordance with Condition 7 on the 21st calendar day (or if such date is not a London Business Day, the next following London business day after the date of such Deferral Notice (the “Deferred Payment Date”). If the Issuer has given a Deferral Notice then the Guarantor may not declare or pay (other than a final dividend declared by the Shareholders of the Guarantor before the date of that Deferral Notice) a dividend on any of its Ordinary Shares from the date of the Deferral Notice until such time as the Deferred Payment is satisfied. Any such Deferred Payment shall be satisfied only in accordance with Condition 7. The non-payment of any interest following the giving of any Deferral Notice in respect of it pursuant to this Condition 6 shall not constitute an Event of Default (as defined in Condition 11).

7	Deferred Coupon Satisfaction Mechanism

(a)	Deferred Coupon Satisfaction Mechanism

If the Issuer has given a Deferral Notice pursuant to Condition 6, the Issuer shall satisfy the relevant Deferred Payment in full through the issue of Preference Shares (which will be immediately exchanged for Ordinary Shares) to the Trustee in accordance with this Condition 7. Unless a Deferral Notice has been given in respect of any payment of interest, all payments of interest must be satisfied by the Issuer or the Guarantor, as the case may be, in accordance with Condition 10.

(b)	Issue of Preference Shares

If any payment of interest is to be satisfied in full through the issue of Preference Shares to the Trustee then, subject to Conditions 7(d) and 7(e):

(i)	by close of business on or before the 7th London business day prior to the Deferred Payment Date, the Issuer will issue to the Trustee (or, if so agreed between the Issuer and the Trustee, to an agent of the Trustee) such number of Preference Shares (the “Payment Preference Shares”) as, in the determination of the Calculation Agent, will be exchangeable at the then prevailing

Exchange Price for fully paid Ordinary Shares (the “Payment Ordinary Shares”) that have a market value converted into US dollars at the prevailing market exchange rates determined by the Calculation Agent of not less than an amount equal to the relevant Deferred Payment;

(ii)	such Payment Preference Shares will be immediately exchanged for the Payment Ordinary Shares as provided in the Articles of the Issuer; and

(iii)	the Trustee has agreed in the Trust Deed to use reasonable endeavours to give the necessary instructions to the Calculation Agent (subject to any necessary consents being obtained) as soon as practicable and in any case not later than by close of business on the 6th London business day prior to the Deferred Payment Date to procure purchasers for such Payment Ordinary Shares on its behalf, and the Calculation Agent has agreed to use reasonable endeavours on behalf of the Trustee to procure purchasers for such Payment Ordinary Shares prior to the Deferred Payment Date. The Calculation Agent has further agreed to exchange the proceeds of such sale into US dollars at prevailing market exchange rates and deliver such exchanged proceeds to, or hold such exchanged proceeds to the order of, the Trustee, who shall pay, or procure that its agent pays, such proceeds as it holds in respect of the relevant Deferred Payment on the Deferred Payment Date to the Principal Paying, Transfer, Conversion and Exchange Agent for application in accordance with Condition 7(c).

If, after the operation of the above procedures there would, in the opinion of the Calculation Agent, be a shortfall on the Deferred Payment Date, the Issuer and the Guarantor shall, subject to Conditions 7(d) and 7(e), respectively issue further Preference Shares and Ordinary Shares in accordance with the provisions of the Trust Deed to ensure that a sum at least equal to the relevant Deferred Payment is available to make the Deferred Payment in full on the relevant Deferred Payment Date, provided that if, despite the operation of the aforementioned provisions, such a shortfall exists on the Deferred Payment Date the Issuer may in accordance with the provisions of the Trust Deed either pay an amount equal to such shortfall as soon as practicable to or to the order of the Trustee or continue, together with the Guarantor, to issue Preference Shares and Ordinary Shares until the Principal Paying, Transfer, Conversion and Exchange Agent shall have received funds equal to the full amount of such shortfall.

(c)	Issuer satisfies payment

The issue by the Issuer of Preference Shares in accordance with this Condition 7 shall release and discharge the Issuer from the requirement to satisfy the Deferred Payment or, as the case may be, in the circumstances referred to in (d) below, the relevant part of such Deferred Payment. The proceeds of sale of Payment Ordinary Shares resulting from the mandatory exchange of Payment Preference Shares in accordance with this Condition 7 and the Articles of the Issuer shall be paid by the Principal Paying, Transfer, Conversion and Exchange Agent to the Bondholders to the extent of the Deferred Payment.

(d)	Insufficiency

If the Issuer is to satisfy a Deferred Payment in accordance with this Condition 7 and the Guarantor does not, on the date when the applicable number of Payment Ordinary Shares required to be issued is determined in accordance with this Condition 7, have a sufficient number of Ordinary Shares available for issue free from pre-emption rights, then the Guarantor shall notify the Issuer, the Trustee, the Calculation Agent, the Principal Paying, Transfer, Conversion and Exchange Agent and the Bondholders (the “Insufficient Share Authority Notice”) that all or part, as the case may be, of the Deferred Payment cannot be satisfied in accordance with this Condition 7 until after the date of the next annual general meeting or extraordinary general meeting of shareholders of the Guarantor (notice of which has not then been given) at which a resolution is passed authorising a sufficient number of Ordinary Shares to be issued to satisfy all or such part of the relevant Deferred Payment, provided that if the number of Ordinary Shares authorised to be issued at any such meeting is insufficient to satisfy all or such part of the relevant Deferred Payment then those Ordinary Shares so authorised to be issued shall be applied in part satisfaction of all or such part of the relevant Deferred Payment in accordance with this Condition 7. Following the passage of such resolution, the Issuer and the Guarantor shall notify the Trustee, the Calculation Agent, the Principal Paying,

Transfer, Conversion and Exchange Agent and the Bondholders of the date upon which the relevant Deferred Payment or, as the case may be, the part thereof is to be made in accordance herewith on not less than 16 London business days’ notice. If, in the case of an insufficiency of Ordinary Shares, the Guarantor does not hold an annual or extraordinary general meeting within 12 months of giving the Insufficient Share Authority Notice, at which a resolution to make a sufficient number of Ordinary Shares so available is proposed, the Issuer shall by notice require the Guarantor to convene an extraordinary general meeting at which such a resolution shall be proposed on a date falling within 10 weeks of such notice from the Issuer. If and to the extent the Guarantor has insufficient Ordinary Shares for issue free from pre-emption rights as described above, the Issuer shall not issue Payment Preference Shares pending the Guarantor obtaining the required resolution to issue the relevant Ordinary Shares.

(e)	Market Disruption

Notwithstanding the provisions of Condition 7(b), if there exists, in the opinion of the Issuer or the Guarantor, a Market Disruption Event on or after the 15th London business day preceding any date upon which the Issuer is due to satisfy a Deferred Payment in accordance with this Condition 7, then the Issuer shall give a notice to the Trustee, the Calculation Agent, the Principal Paying, Transfer, Conversion and Exchange Agent and the Bondholders as soon as possible after the Market Disruption Event has arisen or occurred, whereupon satisfaction of the relevant Deferred Payment in accordance with Condition 7 may be deferred until such time as the Market Disruption Event no longer exists.

Any such Deferred Payment will be satisfied as soon as practicable following such time as the Market Disruption Event no longer exists and the Issuer shall not issue Preference Shares pending the end of the Market Disruption Event.

(f)	Interest

Interest shall not accrue on any Deferred Payment unless, as a consequence of the existence of a Market Disruption Event, the Issuer does not make the relevant payment for a period of 14 calendar days or more after the Deferred Payment Date, in which case interest shall accrue on such Deferred Payment from (and including) the Deferred Payment Date to (but excluding) the date on which such payment is made. Any such interest shall be satisfied only in accordance with Condition 5, as soon as reasonably practicable after the relevant Deferred Payment is made.

(g)	Trustee liability

No liability shall attach to the Trustee or its agents if, as a result of a Market Disruption Event or any other event outside the control of the Trustee or its agent, the Trustee or its agent is unable to comply with the provisions of Condition 7(b).

8	Conversion

(a)	Conversion Right

The holder of each Bond shall have the right (the “Conversion Right”) to convert (“conversion”) each US$1,000 principal amount of a Bond into one fully-paid Preference Share allotted at a price equal to the Paid-up Value and to require the Issuer forthwith to procure that such Preference Share be exchanged immediately, pursuant to the Articles of the Issuer and the terms and conditions of the Deed Poll and as provided in these Conditions, for Ordinary Shares of the Guarantor, having at the Issue Date a nominal value of 50 pence each, issued and accredited as fully paid, at any time on or after 19 August 2003 to the close of business (at the place where the relevant Bond is deposited for conversion) on the seventh calendar day prior to the First Reset Date (both days inclusive) or, if such Bond shall have been called for redemption pursuant to Condition 9(b) prior to the First Reset Date, then up to the close of business (at the place aforesaid) on the seventh calendar day prior to the date fixed for redemption thereof or, if notice requiring redemption has been given by the holder of such Bond pursuant to Condition 9(c) then up to the close of business (at the place aforesaid) on the calendar day prior to the giving of such notice unless, in any such case, there shall be default in making payment in respect of such Bond on any such date fixed for redemption, in which event the Conversion Right shall extend (unless the Trustee shall have already exercised the relevant rights of conversion pursuant to Condition 8(c)) up to the close of business (at the place aforesaid) on the date on which the full amount of such payment becomes available for payment and notice of such availability has been duly given in accordance with Condition 18 or, if earlier, the First Reset Date; provided that in each case if the final such date for the exercise of Conversion Rights is not a Business Day in such place, then the right to exercise Conversion Rights shall end on the immediately preceding Business Day in such place.

Conversion Rights may not be exercised in respect of a Bond where the Bondholder shall have exercised its right to require the Issuer to redeem such Bond pursuant to Condition 9(c).

Conversion Rights may not be exercised following the giving of notice by the Trustee pursuant to Condition 11.

A Conversion Right may only be exercised in respect of an Authorised Denomination. Where a Conversion Right is exercised in respect of part only of a Bond, the old Bond shall be cancelled and a new Bond for the balance thereof shall be issued in lieu thereof without charge but upon payment by the holder of any taxes, duties and other governmental charges payable in connection therewith and the Registrar will within seven Business Days in the place of the specified office of the Registrar following the relevant Conversion Date deliver such new Bond to the Bondholder at the specified office of the Registrar or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary mail, at the expense of the Bondholder) mail the new Bond by uninsured mail to such address as the Bondholder may request.

Without prejudice to Condition 8(c), a Conversion Right may not be exercised by a Bondholder in circumstances where the relevant Conversion Date would fall during the period commencing on the Record Date in respect of any payment of interest on the Bonds and ending on the relevant Interest Payment Date (both days inclusive).

By exercising a Conversion Right, a Bondholder (or, in the case of the exercise of Conversion Rights by the Trustee pursuant to Condition 8(c) of the Bonds, the Trustee) will be deemed, subject to and in accordance with the Articles of the Issuer, to have made a Share Exchange Call applicable to the Preference Shares arising on the exercise of such Conversion Right, and the Issuer will procure that such Preference Shares are immediately, following the issue of such Preference Shares to the Bondholder or his nominee (or to the Trustee or as the Trustee directs, as the case may be), exchanged, in accordance with the Articles of the Issuer, for Ordinary Shares on or as at the relevant Conversion Date (without any further action being required to be taken by any Bondholder or the Trustee). Each of the Issuer and the Guarantor is entitled (at its own expense) to do all such things and make all such entries in the Issuer’s and the Guarantor’s respective register of members and execute all such documents, whether on behalf of the relevant Bondholders or otherwise, (including the execution of such instruments of transfer on behalf of the relevant Bondholders) as may be necessary to effect such exchange of Preference Shares for Ordinary Shares.

(b)	Procedure for Conversion

The Conversion Right attaching to any Bond may be exercised by delivering the relevant Bond to the specified office of any Paying, Transfer, Conversion and Exchange Agent or the Registrar during its usual business hours, accompanied by a duly completed and signed notice of conversion (a “Conversion Notice”) in the form (for the time being current) obtainable from any Paying, Transfer, Conversion and Exchange Agent or the Registrar. Delivery as aforesaid shall not be required in the case of the Trustee exercising rights of conversion pursuant to Condition 8(c). Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Paying, Transfer, Conversion and Exchange Agent or the Registrar to whom the relevant Conversion Notice is delivered is located.

The conversion date in respect of a Bond (the “Conversion Date”) shall be the London business day immediately following the date of such delivery and, if applicable, any payment to be made or indemnity given under these Conditions in connection with the exercise of such Conversion Right or, in the case of the Trustee exercising rights of conversion pursuant to Condition 8(c), the relevant redemption date, save that for the purposes of calculating the amount of interest payable in such circumstances pursuant to Condition 8(c), the Conversion Date shall mean the date which would have been the Conversion Date had Conversion Rights been exercised by holders of the relevant Unexercised Bonds (as defined in Condition 8(c)) on the last day of the relevant period for exercise of Conversion Rights by such holders pursuant to Condition 8(a). A Conversion Notice once delivered shall be irrevocable.

A Bondholder exercising a Conversion Right or the Trustee exercising its rights of conversion under Condition 8(c) must pay (in the case of the Trustee by means of deduction from the net proceeds of sale referred to in Condition 8(c)) any taxes and capital, stamp, issue and registration duties arising on the relevant conversion (except any taxes or capital duties or stamp duties payable in Jersey or the United Kingdom by the Issuer or the Guarantor in respect of the allotment and issue of Ordinary Shares on conversion other than any stamp duty or stamp duty reserve tax that arises under Sections 67, 70, 93 or 96 of the Finance Act 1986) and such Bondholder or the Trustee (as the case may be) must pay (in the case of the Trustee, by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes arising by reference to any disposal or deemed disposal of a Bond or Preference Share in connection with such conversion.

Neither the Preference Shares nor the Ordinary Shares will be available for issue (i) to, or to a nominee for, Euroclear, Clearstream, Luxembourg, First Chicago Clearing Center or any other person providing a clearance service within the meaning of Section 96 of the Finance Act 1986 of the United Kingdom or (ii) to a person, or nominee or agent for a person, whose business is or includes issuing depositary receipts within the meaning of Section 93 of the Finance Act 1986 of the United Kingdom, in each case at any time prior to the “abolition day” as defined in Section 111(1) of the Finance Act 1990 of the United Kingdom.

Ordinary Shares to be issued on exchange of the Preference Shares arising on conversion of the Bonds will be allotted and issued in uncertificated form by the Guarantor through the dematerialised securities trading system generated by CRESTCo Limited, known as CREST, unless the Bondholder elects to hold the Ordinary Shares in certificated registered form or, at the time of issuance, the Ordinary Shares are not a participating security in CREST. Certificates for Ordinary Shares issued on conversion (if Ordinary Shares are in certificated form) will be dispatched by mail free of charge (but uninsured and at the risk of the person entitled thereto) within one month after the Conversion Date.

(c)	Automatic Conversion on Redemption

The Trust Deed provides that the Trustee may (other than in circumstances where the Issuer has elected to exercise the Share Settlement Option in accordance with Condition 9), at its absolute discretion (and without any responsibility for any loss occasioned thereby), within the period commencing on the date six calendar days immediately prior to, and ending at the close of business on the London business day immediately prior to, the date fixed for redemption from time to time of any of the Bonds (including any redemption under Condition 9(b)), elect by notice in writing to the Issuer to convert the aggregate principal amount of Bonds due for redemption on such date and in respect of which Conversion Rights have not been exercised (“Unexercised Bonds”) into Preference Shares on the applicable Conversion Date if all necessary consents (if any) have been obtained and the Trustee is satisfied or is advised by an independent investment bank of international repute in London appointed by the Trustee that the net proceeds of an immediate sale of the Ordinary Shares arising on the exchange of such Preference Shares at the Exchange Price on the applicable Conversion Date (disregarding any liability (other than a liability of the Trustee) to taxation or the payment of any capital, stamp, issue or registration duties consequent thereon) would be likely to exceed by 5 per cent, or more the amount of redemption moneys and interest which would otherwise be payable in respect of such Unexercised Bonds.

Save as provided in Condition 8(d), no interest shall accrue from the Interest Payment Date immediately preceding the Conversion Date (or if such date falls before the first Interest Payment Date, since the Issue Date) in respect of such Unexercised Bonds in respect of which the Trustee’s conversion election as aforesaid shall have been made.

All of the Ordinary Shares issued on such conversion and exchange shall be sold by, or on behalf of, the Trustee as soon as practicable, and (subject to any necessary consents being obtained and to the deduction by the Trustee of any amount which it determines to be payable in respect of its liability to taxation and the payment of any capital, stamp, issue or registration duties (if any) and any costs incurred by the Trustee in connection with the allotment and sale thereof) the net proceeds of sale together with accrued interest (if any) in respect of such Unexercised Bonds shall if not in US dollars be converted into US dollars in such manner and at such time and at such rates as the Trustee shall consider appropriate and shall be held by the Trustee and distributed rateably to the holders of such Unexercised Bonds in accordance with Condition 10. If the date fixed for redemption in respect of such Unexercised Bonds falls during a period commencing on an Interest Payment Date and ending on the date falling seven calendar days after such Interest Payment Date (both dates inclusive) a sum equal to the interest payable on that Interest Payment Date in respect of such Unexercised Bonds and which has been paid to the holders thereof will be deducted from the net proceeds of sale payable to the relevant holder and shall be paid to the Issuer. The amount of such net proceeds of sale payable to a holder of Unexercised Bonds pursuant to this Condition 8(c) shall be treated for all purposes as the full amount due from the Issuer in respect of the Unexercised Bonds.

The Trustee shall have no liability in respect of the exercise or non-exercise of its discretion pursuant to this Condition 8(c) or the timing of such exercise or, where relevant, in respect of any sale of Ordinary Shares or conversion of any amounts into US dollars, whether for the timing of any such sale or conversion or the price at which any such Ordinary Shares are sold or the rate at which any such amounts are converted into US dollars, or the inability to sell any such Ordinary Shares or make such conversion or otherwise.

(d)	Interest on Conversion

If any notice requiring the redemption of any Bonds is given pursuant to Condition 9(b) or 9(c) on or after the fifteenth London business day prior to a record date which has occurred since the last Interest Payment Date (or in the case of the first Interest Period, since the Issue Date) (whether such notice is given before, on or after such record date) in respect of any dividend or distribution payable in respect of the Ordinary Shares where such notice specifies a date for redemption falling on or prior to the date which is 14 calendar days after the Interest Payment Date next following such record date, interest shall accrue on Bonds in respect of which Conversion Rights shall have been exercised or in respect of which the Trustee shall have exercised its rights of conversion pursuant to Condition 8(c) and in any such case in respect of which the Conversion Date falls after such record date and on or prior to the Interest Payment Date next following such record date, in each case from the preceding Interest Payment Date (or, if such Conversion Date falls before the first Interest Payment Date, from the Issue Date) to such Conversion Date.

Any such interest shall be paid by the Issuer not later than 14 calendar days after the relevant Conversion Date by US dollar cheque drawn on, or by transfer to, a US dollar account maintained with a branch of a bank in New York City in accordance with instructions given by the relevant Bondholder or, in the case of the exercise of such rights by the Trustee, the Trustee.

(e)	Change of Control

Following the occurrence of a Relevant Event the Issuer shall give written notice thereof to Bondholders in accordance with Condition 18 (which shall include notice of the Exchange Price applicable in consequence of the Relevant Event, as adjusted where appropriate under the provisions of the Articles of the Issuer) within 14 calendar days of the first day on which it becomes so aware, which notice shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights as provided in these Conditions. Upon any exercise of Conversion Rights within 60 calendar days following a Relevant Event or, if later, 60 calendar days following the date on which notice thereof is given, the Exchange Price shall be as set out in the Articles of the Issuer, but in each case adjusted, if appropriate, under the provisions of the Articles of the Issuer.

(f)	Ordinary Shares

(i)	The Guarantor undertakes that it will procure that Ordinary Shares allotted on exchange for the Preference Shares will be fully paid and will rank pari passu in all respects with the fully paid Ordinary Shares in issue on the Conversion Date, except that the Ordinary Shares so allotted will not rank for any dividend or other distribution declared, paid or made by reference to a record date prior to such Conversion Date.

(ii)	Save as provided in Condition 8(d), no payment or adjustment shall be made on conversion for any interest which otherwise would have accrued on the relevant Bonds since the Interest Payment Date immediately preceding the Conversion Date relating to such Bonds (or, if such Conversion Date falls before the first Interest Payment Date, since the Issue Date).

(g)	Preference Shares

(i)	Preference Shares allotted pursuant to these Conditions will be fully paid and will rank pari passu with all (if any) fully paid Preference Shares in issue on the Conversion Date.

(ii)	Preference Shares will be allotted prior to the allotment of the Ordinary Shares for which they are exchangeable and will be allotted as of the relevant Conversion Date and will be allotted (i) to the holder of the Bond completing the relevant Conversion Notice or (ii) to the Trustee or as the Trustee may direct (in the case of an exercise by the Trustee of its rights pursuant to Condition 8(c) and where Condition 7(b) applies).

9	Redemption and Purchase

(a)	No Fixed Redemption Date

The Bonds are perpetual securities in respect of which there is no fixed redemption date and the Issuer shall (subject to the provisions of Condition 2 and without prejudice to the provisions of Condition 11) only have the right to repay them in accordance with the following provisions of this Condition 9.

(b)	Redemption at the Option of the Issuer

On giving not less than 30 nor more than 90 days’ notice to the Trustee and the Bondholders in accordance with Condition 18, the Issuer:

(i)	may at any time on or after 10 July 2009, provided that the average of the middle market quotations of an Ordinary Share as derived from the Relevant Stock Exchange for each of the dealing days within the 30-day period ending on the fifth day prior to the date on which the relevant Share Settlement Option Notice is given to Bondholders (as provided below) shall have been at least 130 per cent, of the average of the Exchange Price (as adjusted) in effect (or deemed to be in effect) on each such dealing day, redeem all, but not some only, of the Bonds for the time being outstanding by exercising its Share Settlement Option as described in Condition 9(g). To exercise its Share Settlement Option, the Issuer shall give a notice to such effect (the “Share Settlement Option Notice”) to Bondholders in accordance with Condition 18; or

(ii)	may at any time redeem all but not some only of the Bonds for the time being outstanding at their principal amount together with interest accrued to the date fixed for redemption if, prior to the date of such notice, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) have been effected in respect of 85 per cent, or more in principal amount of the Bonds originally issued, together with interest accrued to the date fixed for redemption; or

(iii)	may at any time after the First Reset Date redeem all but not some only of the Bonds for the time being outstanding at their principal amount together with interest accrued to the date fixed for redemption.

For the purposes of the above, if on any dealing day in such 30-day period as mentioned above the Ordinary Shares shall have been quoted cum-dividend then the middle market quotation on each dealing day on which the Ordinary Shares shall have been quoted “cum-dividend” shall be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Ordinary Share (excluding any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of the United Kingdom).

(c)	Redemption at the Option of the Bondholders

Following the occurrence of a Relevant Event, the holder of each Bond will have the right to require the Issuer to redeem that Bond on the Relevant Event Put Date (as defined below) at its principal amount together with accrued interest. To exercise such right, the holder of the relevant Bond must present such Bond at the specified office of the Registrar together with a duly completed and signed notice of exercise, in the form for the time being current, obtainable from the specified office of any Paying, Transfer, Conversion and Exchange Agent or the Registrar (“Relevant Event Put Exercise Notice”) by not later than 60 calendar days following a Relevant Event or, if later, 60 calendar days following the date upon which notice thereof is given to Bondholders by the Issuer or the Guarantor pursuant to Condition 8(e) and in accordance with Condition 18. The “Relevant Event Put Date” shall be the fourteenth calendar day after the expiry of such period of 60 calendar days as referred to above. Payment in respect of any such Bond shall be made by transfer to a US dollar account with a branch of a bank in New York City specified in the applicable Relevant Event Put Exercise Notice. A Relevant Event Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of Relevant Event Put Exercise Notices delivered as aforesaid on the Relevant Event Put Date. The Trustee shall not be required to take any steps to ascertain whether a Relevant Event or any event which could lead to the occurrence of a Relevant Event has occurred. The Issuer shall give notice to Bondholders and the Trustee by not later than 14 calendar days following the first day on which it becomes aware of the occurrence of a Relevant Event, which notice shall specify the procedure for exercise by holders of their rights to require redemption of the Bonds pursuant to this Condition 9(c).

(d)	Purchase

Subject to the requirements (if any) of the London Stock Exchange and the UK Listing Authority and any other stock exchange on which the Bonds may be listed at the relevant time, the Issuer or the Guarantor or any Subsidiary of the Issuer or the Guarantor or any holding company of the Issuer or the Guarantor (within the meaning of Section 736 of the Companies Act 1985) may at any time purchase Bonds in the open market or otherwise at any price and such Bonds may be retained for the account of the relevant purchaser or resold or otherwise dealt with at its discretion. Any purchase by tender shall be made available to all Bondholders alike. The Bonds so purchased, while held by or on behalf of the Issuer, the Guarantor or any such Subsidiary as holding company, shall not entitle the holder to vote at any meetings of the Bondholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the Bondholders or for the purposes of Condition 15.

(e)	Cancellation

All Bonds redeemed or converted will be cancelled forthwith and may not be reissued or resold. All Bonds purchased by or on behalf of the Issuer or the Guarantor may be surrendered for cancellation, by surrendering each such Bond to the Principal Paying, Transfer, Conversion and Exchange Agent and, if so surrendered, shall be cancelled forthwith (and may not be reissued or resold) and the obligations of the Issuer and the Guarantor in respect of any such Bonds shall be discharged.

(f)	Multiple Notices

If more than one notice of redemption is given pursuant to this Condition 9, the first of such notices to be given shall prevail.

(g)	Share Settlement Option

Subject to the Ordinary Shares being of a class of share admitted to the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange’s market for listed securities (or to any successor listing authority or other listing as the Trustee may approve) at the due date for redemption of a Bond, the Issuer may, in the circumstances referred to in Condition 9(b)(i) (but not otherwise), elect (the “Share Settlement Option”) by delivery of a Share Settlement Option Notice in the manner described in Condition 9(b)(i), to effect redemption in respect of such Bonds by:

(i)	delivering one fully paid Preference Share allotted at a price equal to the Paid-up Value for each US$1,000 principal amount of such Bond and procuring that such Preference Shares shall be exchanged immediately for such number of Ordinary Shares as is determined by dividing the Paid-up Value of the relevant Preference Share (translated into pounds sterling at the fixed rate of US$1.6776 = £1.00) by the Exchange Price prevailing on the Valuation Date (as defined below) and delivering such Ordinary Shares (the “Redemption Settlement Shares”) to the relevant Bondholder (or as the relevant Bondholder may direct in the Share Settlement Notice (as defined below));

(ii)	making payment of an amount (the “Cash Settlement Amount”) equal to the amount (if any) by which the principal amount of such Bond exceeds the product of the Market Value (as defined below) of an Ordinary Share on the date (the “Valuation Date”) falling three calendar days prior to the due date for redemption of such Bond multiplied by the whole number of Ordinary Shares deliverable in accordance with sub-paragraph (g)(i) above in respect of such Bond; and

(iii)	making payment in cash of any accrued and unpaid interest.

As used above, the “Market Value” of an Ordinary Share on the Valuation Date shall mean the Current Market Price with the substitution in the definition thereof of (1) a reference to 20 consecutive dealing days for the reference therein to periods of five consecutive dealing days, (2) a reference to the said 20 calendar day period for the reference therein to the said five calendar day period and (3) a reference to volume-weighted average for the reference therein to simple average of an Ordinary Share on the Valuation Date translated into US dollars at the US dollar/pounds sterling fixing exchange rate at noon appearing on or derived from Bloomberg on the Valuation Date or, if such rate is not available on such day, the rate determined as aforesaid on the previous day on which such rate is so available.

If the Issuer elects to redeem the Bonds pursuant to Condition 9(b)(i) and to exercise the Share Settlement Option with respect to Bonds, the following provisions shall apply:

(1)	In order to obtain delivery of the relevant Redemption Settlement Shares, the relevant Bondholder must deliver to any Paying, Transfer, Conversion and Exchange Agent at least 10 Business Days in the relevant place of delivery prior to the relevant redemption date (the“Notice Cut-off Date”), a duly completed notice substantially in the form set out in the Agency Agreement (the “Share Settlement Notice”), a copy of which may be obtained from the specified office of any Paying, Transfer, Conversion and Exchange Agent, together in each case with the relevant Bonds.

(2)	Subject as provided herein, the relevant Redemption Settlement Shares will be delivered in accordance with the instructions given in the Share Settlement Notice and the Cash Settlement Amount (if any) and any accrued and unpaid interest will be paid in accordance with Condition 10, in each case on the due date for redemption of such Bonds, provided the Share Settlement Notice and the relevant Bonds are delivered not later than the Notice Cut-off Date.

(3)	If the Share Settlement Notice and relevant Bonds are not delivered to a Paying, Transfer, Conversion and Exchange Agent on or before the Notice Cut-off Date, then the Cash Settlement Amount (if any) and any accrued and unpaid interest will be paid in accordance with Condition 10 on the due date for redemption of such Bonds and the relevant Redemption Settlement Shares will be delivered to the Trustee or as the Trustee may direct on such due date. All of such Redemption Settlement Shares shall be sold by, or on behalf of, the Trustee as soon as practicable, and (subject to any necessary consents being obtained and to the deduction by the Trustee of any amount which it determines to be payable in respect of its liability to taxation and the payment of any capital, stamp, issue or registration duties (if any) and any costs incurred by the Trustee in connection with the allotment and sale thereof) the net proceeds of sale shall, if not in US dollars, be converted into US dollars in such manner and at such time and at such rates as the Trustee shall consider appropriate and shall be held by the Trustee and distributed rateably to the holders of the relevant Bonds in accordance with Condition 10. The amount of such net proceeds of sale payable to a holder pursuant to this sub-paragraph (3) plus the Cash Settlement Amount (if any) and any accrued interest paid as aforesaid shall be treated for all purposes as the full amount due from the Issuer in respect of the relevant Bonds.

(4)	The Trustee shall have no liability in respect of the exercise or non-exercise of any discretion pursuant to sub-paragraph (3) above in respect of any sale of Redemption Settlement Shares or conversion of any amounts into US dollars, whether for the timing of any such sale or conversion or the price at which any such Redemption Settlement Shares are sold or the rate at which any such amounts are converted into US dollars, or the inability to sell any such Redemption Settlement Shares or make such conversion or otherwise.

(5)	Any Share Settlement Option Notice and any Share Settlement Notice shall be irrevocable. Failure properly to complete and deliver a Share Settlement Notice and deliver the relevant Bonds may result in such notice being treated as null and void and the Issuer shall be entitled to effect settlement in accordance with sub-paragraph (3) above. Any determination as to whether such notice has been properly completed and delivered as provided in the Conditions shall be made by the Issuer in its sole and absolute discretion and shall be conclusive and binding on the relevant Bondholders.

(6)	Ordinary Shares to be delivered pursuant to this Condition 9(g) shall be deemed to be registered as of the due date for redemption of the relevant Bond.

(7)	A Bondholder or the Trustee must pay (in the case of the Trustee by means of deduction from the net proceeds of sale referred to in sub-paragraph (3) above) any taxes and capital, stamp, issue and registration duties arising on the relevant delivery of Preference Shares or Ordinary Shares (other than any taxes or capital duties or stamp duties payable in Jersey or the United Kingdom by the Issuer or the Guarantor in respect of the allotment and issue of the Redemption Settlement Shares and the allotment, issue and exchange of the relative Preference Shares pursuant to this Condition 9(g), which shall be paid by the Issuer or the Guarantor, as the case may be (or in the case of the Issuer, by the Guarantor if the Issuer fails to do so)) and such Bondholder or the Trustee (as the case may be) must pay (in the case of the Trustee, by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes arising by reference to any disposal or deemed disposal of a Bond or Preference Share by a Bondholder in connection with such redemption.

(8)	Neither the Preference Shares nor the Redemption Settlement Shares will be available for issue (i) to, or to a nominee for, Euroclear, Clearstream, Luxembourg, First Chicago Clearing Center or any other person providing a clearance service within the meaning of Section 96 of the Finance Act 1986 of the United Kingdom or (ii) to a person, or nominee or agent for a person, whose business is or includes issuing depositary receipts within the meaning of Section 93 of the Finance Act 1986 of the United Kingdom, in each case at any time prior to the “abolition day” as defined in Section 111(1) of the Finance Act 1990 of the United Kingdom.

(9)	Redemption Settlement Shares will be issued in uncertificated form through the dematerialised securities trading system generated by CRESTCo Limited, known as CREST, unless the holder of such beneficial interests elects to hold the Redemption Settlement Shares in certificated registered form or, at the time of issuance, the Ordinary Shares are not a participating security in CREST.

(10)	The Guarantor undertakes that it will procure that Redemption Settlement Shares will be fully paid and will rank pari passu in all respects with the fully paid Ordinary Shares in issue on the due date for redemption of the relevant Bond, except that the Ordinary Shares so allotted will not rank for any dividend or other distribution or grant of rights declared, paid or made by reference to a record date prior to such date.

10	Payments

(a)	Principal

Payments of principal or the net proceeds of any sale of Ordinary Shares pursuant to Condition 8(c) or any Cash Settlement Amount or accrued interest payable on a redemption of the Bonds pursuant to Condition 9(b) or 9(c) or on a repayment of the Bonds pursuant to Condition 11 other than on an Interest Payment Date will be made to the persons shown on the Register at close of business on the Record Date and subject to surrender of the Bonds at the specified office of the Registrar or any of the Paying, Transfer, Conversion and Exchange Agents.

(b)	Interest and other Amounts

(i)	Payments of interest due on an Interest Payment Date will be made to the persons shown in the Register at close of business on the Record Date.

(ii)	Payments of all amounts other than as provided in Conditions 10(a) and (b)(i) will be made as provided in these Conditions.

(c)	Record Date

“Record Date” means the seventh London business day before the due date for the relevant payment.

(d)	Payments

Each payment in respect of the Bonds pursuant to Conditions 10(a) and (b)(i) will be made by United States dollar cheque drawn on a branch of a bank in New York City mailed to the holder of the relevant Bond at his address appearing in the Register. However, upon application by the holder to the specified office of the Registrar or any Paying, Transfer, Conversion and Exchange Agent not less than 15 calendar days before the due date for any payment in respect of a Bond, such payment may be made by transfer to a United States dollar account maintained by the payee with a bank in New York City.

Where payment is to be made by cheque, the cheque will be mailed, on the Payment business day (as defined below) preceding the due date for payment or, in the case of payments referred to in Condition 10(a), if later, on the Payment business day (as defined below) on which the relevant Bond is surrendered as specified in Condition 10(a) (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder).

(e)	Payments subject to fiscal laws

All payments are subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition 12. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

(f)	Paying, Transfer, Conversion and Exchange Agents

The initial Paying, Transfer, Conversion and Exchange Agents and the Registrar and their initial specified offices are listed below. The Issuer and the Guarantor reserve the right at any time with the approval of the Trustee to vary or terminate the appointment of any Paying, Transfer, Conversion and Exchange Agent or the Registrar and appoint additional or other Paying, Transfer, Conversion and Exchange Agents or another Registrar, provided that they will maintain (i) a Principal Paying, Transfer, Conversion and Exchange Agent, (ii) Paying, Transfer, Conversion and Exchange Agents having specified offices in London (so long as the Bonds are listed on the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange’s market for listed securities) and New York City and (iii) maintain a Registrar with a specified office outside the United Kingdom. Notice of any change in the Paying, Transfer, Conversion and Exchange Agents or Registrar or their specified offices will promptly be given to the Bondholders.

(g)	Delay in payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amounts due (i) as a result of the due date not being a Payment business day (as defined below), (ii) if the Bondholder is late in surrendering the relevant Bond or (iii) if a cheque mailed in accordance with this Condition arrives after the date for payment.

(h)	Payment Business Days

In this Condition, “Payment business day” means any day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business in New York City and London and, in the case of presentation or surrender of a Bond, in the place of the specified office of the Registrar or relevant Paying, Transfer, Conversion and Exchange Agent, to whom the relevant Bond is presented or surrendered.

11	Events of Default

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution of the Bondholders shall, subject in each case to being indemnified to its satisfaction, (but, in the case of the happening of any of the events mentioned in sub-paragraphs (b), (d), (e), (f) and (g) below, only if the Trustee shall have certified in writing to the Issuer that such event is, in its opinion, materially prejudicial to the interests of the Bondholders), give notice to the Issuer that the Bonds are, and they shall accordingly thereby forthwith become, immediately due and repayable at their principal amount together with accrued interest (as provided in the Trust Deed) if any of the following events (each an “Event of Default”) shall have occurred (unless such Event of Default has been remedied to the satisfaction of the Trustee):

(a)	if default is made for a period of 14 calendar days or more in the payment of any principal due in respect of the Bonds or any of them pursuant to Condition 9 or 21 calendar days or more in the payment of any interest due in respect of the Bonds or any of them (subject to Conditions 6 and 7); or

(b)	if the Issuer or the Guarantor fails to perform or observe any of its other obligations under the Bonds or the Trust Deed and (except where the Trustee shall have certified to the Issuer or the Guarantor, as the case may be, in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will be required) such failure continues for the period of 60 calendar days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee of notice on the Issuer or the Guarantor requiring the same to be remedied; or

(c)	if any order made by any competent court or any resolution shall be passed for the winding up or dissolution of the Issuer or the Guarantor, save for the purpose of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement on terms previously approved in writing by the Trustee (such approval not to be unreasonably withheld or delayed having regard to the interests of the Bondholders) or by an Extraordinary Resolution of the Bondholders; or

(d)	if any order shall be made by any competent court or any resolution shall be passed for the winding up or dissolution of a Principal Subsidiary, save for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement (A) not involving or arising out of the insolvency of such Principal Subsidiary and under which all the surplus assets of such Principal Subsidiary are transferred to the Issuer, the Guarantor or any of the Guarantor’s other Subsidiaries (other than an Excluded Subsidiary) or (B) the terms of which have previously been approved in writing by the Trustee (such approval not to be unreasonably withheld or delayed having regard to the interests of Bondholders) or by an Extraordinary Resolution of the Bondholders; or

(e)	if the Issuer, the Guarantor or any Principal Subsidiary shall cease to carry on the whole or substantially the whole of its business (which, for the avoidance of doubt, is, in the case of the Guarantor, its operation as a holding company), save:

(i)	in each case for the purpose of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement (A) not involving or arising out of the insolvency of the Issuer, the Guarantor or such Principal Subsidiary and under which all or substantially all of its assets are transferred to another member or members of the Group (other than an Excluded Subsidiary) or to a transferee or transferees which is or are, or immediately upon such transfer become(s), a member or members of the Group (other than an Excluded Subsidiary), or (B) the terms of which have previously been approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders; or

(ii)	in each case where there is a disposal of Scottish Power UK plc or a Principal Subsidiary or the business of any Principal Subsidiary under which all or substantially all of its assets are transferred to a third party or parties (whether associates or not) for full consideration, by the Issuer, the Guarantor or a member or members of the Group (other than an Excluded Subsidiary) on an arm’s length basis, provided that if neither the Guarantor nor any Subsidiary Undertaking holds a Relevant Licence, the Guarantor shall be deemed to have ceased to carry on the whole or substantially the whole of its business (and neither of exceptions (i)(A) or (ii) shall apply); or

(f)	if the Issuer, the Guarantor or any Principal Subsidiary shall suspend or announce its intention to suspend payment of its debts generally or shall be declared or adjudicated by a competent court to be unable, or shall admit in writing its inability, to pay its debts generally (within the meaning of Section 123(1) or (2) of the Insolvency Act 1986) as they fall due, or shall be adjudicated or found insolvent by a competent court or shall enter into any composition or other similar arrangement with its creditors generally under Section 1 of the Insolvency Act 1986; or

(g)	if a receiver, administrative receiver, administrator or other similar official shall be appointed in relation to the Issuer, the Guarantor or any Principal Subsidiary or in relation to the whole or a substantial part of the undertaking or assets of any of them or a distress, execution or other process shall be levied or enforced upon or sued out against, or any encumbrancer shall take possession of, the whole or a substantial part of the assets of any of them and in any of the foregoing cases it or he shall not be paid out or discharged within 90 calendar days (or such longer period as the Trustee may in its absolute discretion permit); or

(h)	the Bond Guarantee is not (or is claimed by the Guarantor not to be) in full force and effect.

For the purposes of sub-paragraph (f) above, Section 123(l)(a) of the Insolvency Act 1986 shall have effect as if for “£750” there was substituted “£500,000”. Neither the Issuer, the Guarantor nor any Principal Subsidiary shall be deemed to be unable to pay its debts for the purposes of sub-paragraph (f) above if any such demand as is mentioned in Section 123(l)(a) of the Insolvency Act 1986 is being contested in good faith by the Issuer or the relevant Principal Subsidiary with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Trustee under this Condition.

12	Taxation

All payments in respect of the Bonds and the Bond Guarantee will be made without withholding of or deduction for taxation unless the withholding or deduction is required by law, in which case the relevant payment will be made subject to such withholding or deduction. Neither the Issuer nor the Guarantor will be required to pay any additional or further amounts in respect of such withholding or deduction.

13	Undertakings

(a)	Deed Poll

Whilst any Bond remains outstanding, the Guarantor will, save with the approval of an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders or the prior written approval of the Trustee where, in the Trustee’s opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval or, in the case of an amendment to the Deed Poll, unless the modification is agreed by the Trustee as provided in Condition 15, perform all of its obligations under, and not make any amendment to, the Deed Poll.

(b)	Undertakings of the Guarantor

Whilst any Conversion Right remains exercisable or any Share Exchange Call remains to be satisfied, the Guarantor will, save with the approval of an Extraordinary Resolution (as defined in the Trust Deed) or with the approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval:

(i)	subject to Condition 7(d), at all times keep available for issue free from pre-emptive rights out of its authorised but unissued capital such number of Ordinary Shares as would enable the obligation of the Issuer to procure that Preference Shares be exchanged for Ordinary Shares pursuant to the making of a Share Exchange Call and all rights of subscription and exchange for and conversion into Ordinary Shares to be satisfied in full and to take all actions necessary to effect the issue and allotment of Ordinary Shares at the times and in the manner set out in the Articles of the Issuer;

(ii)	not issue or pay up any securities, in either case by way of capitalisation of profits or reserves, other than (i) by the issue of fully paid Ordinary Shares to the Shareholders and other holders of shares in the capital of the Guarantor which by their terms entitle the holders thereof to receive Ordinary Shares on a capitalisation of profits or reserves or (ii) by the issue of Ordinary Shares paid up in full out of profits or reserves (in accordance with applicable law) and issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a cash dividend or (iii) by the issue of fully paid equity share capital (other than Ordinary Shares) to the holders of equity share capital of the same class and other holders of shares in the capital of the Guarantor which by their terms entitle the holders thereof to receive equity share capital (other than Ordinary Shares) on a capitalisation of profits or reserves, unless in any such case, the same gives rise (or would, but for the fact that the adjustment would be less than one per cent. of the Exchange Price then in effect, give rise) to an adjustment of the Exchange Price in accordance with the terms of the Articles of the Issuer;

(iii)	not in any way modify the rights attaching to the Ordinary Shares with respect to voting, dividends or liquidation nor issue any other class of equity share capital carrying any rights which are more favourable than such rights but so that nothing in this Condition 13 (b)(iii) shall prevent (1) the issue of any equity share capital to employees (including directors holding executive office) whether of the Guarantor or any of its subsidiary or associated companies by virtue of their office or employment pursuant to any scheme or plan approved by the Guarantor in general meeting or which is established pursuant to such a scheme or plan which is or has been so approved, or (2) any consolidation or subdivision of the Ordinary Shares or the conversion of any Ordinary Shares into stock or vice versa or (3) any modification of such rights which is not determined by an Independent Financial Adviser to be materially prejudicial to the interests of the holders of the Bonds or (4) without prejudice to any rule of law or legislation (including regulations made under Section 207 of the Companies Act 1989 or any other provision of that or any other legislation), the conversion of Ordinary Shares into, or the issue of any Ordinary Shares in, uncertificated form (or the conversion of Ordinary Shares in uncertificated form into certificated form) or the amendment of the Articles of Association of the Guarantor to enable title to securities of the Guarantor (including Ordinary Shares) to be evidenced and transferred without a written instrument or any other alteration to the Articles of Association of the Guarantor made in connection with the matters described in this Condition 13 or which is supplemental or incidental to any of the foregoing (including any amendment made to enable or facilitate procedures relating to such matters and any amendment dealing with the rights and obligations of holders of securities, including Ordinary Shares, dealt with under such procedures) or (5) any issue of equity share capital where the issue of such equity share capital results or would, but for the fact that the adjustment would be less than one per cent. of the Exchange Price then in effect or that the consideration per Ordinary Share receivable therefor (as described in the Articles of the Issuer) is at least 95 per cent. of the Current Market Price per Ordinary Share otherwise result in an adjustment of the Exchange Price or (6) any issue of equity share capital or modification of rights attaching to the Ordinary Shares where prior thereto the Guarantor shall have instructed a firm of accountants or an independent investment bank of international repute in London (acting as experts) in each case selected by it and approved in writing by the Trustee to determine what (if any) adjustments should be made to the Exchange Price as being fair and reasonable to take account thereof and such firm of accountants or investment bank shall have determined in accordance with the Articles of the Issuer either that no adjustment is required or that an adjustment resulting in a reduction of the Exchange Price is required and, if so, the new Exchange Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly);

(iv)	procure that no securities (whether issued by the Guarantor or any of its Subsidiaries or procured by the Guarantor or any of its Subsidiaries to be issued) issued without rights to convert into or exchange or subscribe for Ordinary Shares or purchase shall subsequently be granted such rights exercisable at a consideration per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share at close of business on the last dealing day preceding the date of the announcement of the proposed inclusion of such rights unless the same gives rise (or would, but for the fact that the adjustment would be less than one per cent. of the Exchange Price then in effect, give rise) to an adjustment of the Exchange Price and that at no time shall there be in issue Ordinary Shares of differing nominal values, save where such Ordinary Shares have the same economic rights;

(v)	not make any issue, grant or distribution or take any other action if the effect thereof would be that, on the conversion of Bonds, Ordinary Shares would (but for the provisions of the Articles of the Issuer) have to be issued at a discount or otherwise could not, under any applicable law then in effect, be legally issued as fully paid;

(vi)	not reduce its issued share capital, share premium account or capital redemption reserve or any uncalled liability in respect thereof except (a) pursuant to the terms of issue of the relevant share capital or (b) by means of a purchase or redemption of share capital of the Guarantor to the extent permitted by applicable law or which would not constitute a Capital Distribution as permitted by Section 130(2) of the Companies Act 1985 or (c) a reduction of the share premium account to facilitate the writing off of goodwill arising on consolidation which requires the confirmation of the High Court and which does not involve the return, either directly or indirectly, of an amount standing to the credit of the share premium account of the Guarantor and in respect of which the Guarantor shall have tendered to the High Court such undertaking as it may require prohibiting, so long as any of the Bonds remains outstanding, the distribution (except by way of capitalisation issue) of any reserve which may arise in the books of the Guarantor as a result of such reduction or (d) where the reduction does not involve any distribution of assets and is effected by way of cancellation for the purposes of a scheme of arrangement pursuant to Section 425 of the Companies Act 1985 or (e) solely in relation to a change in the currency in which the nominal value of the Ordinary Shares is expressed or (f) by way of transfer of reserves as permitted under applicable laws and/or (g) where the reduction results in (or would, but for the fact that the adjustment would be less than one per cent, of the Exchange Price then in effect, result in) an adjustment to the Exchange Price;

(vii)	if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associates of the offeror (as defined in Section 430E(4) of the Companies Act 1985 or any modification or re-enactment thereof)) to acquire all or a majority of the issued ordinary share capital of the Guarantor, or if any person proposes a scheme with regard to such acquisition, give notice of such offer or scheme to the Bondholders at the same time as any notice thereof is sent to its Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying, Transfer, Conversion and Exchange Agents and the Registrar and, where such an offer or scheme has been recommended by the Board of Directors of the Guarantor, or where such an offer has become or been declared unconditional in all respects, use its reasonable endeavours to procure that a like offer or scheme is extended to the holders of any Ordinary Shares issued during the period of the offer or scheme arising out of the exercise of the Conversion Rights and/or to the holders of the Bonds;

(viii)	use all reasonable endeavours to ensure that the Ordinary Shares issued upon exchange of any Preference Shares will be admitted to the Relevant Stock Exchange and will be listed, quoted or dealt in on any other stock exchange or securities market on which the Ordinary Shares may then be listed or quoted or dealt in; and

(ix)	be the beneficial owner of the nominal share capital of the Issuer.

For the above purposes in relation to the Guarantor, “ordinary share capital” has the meaning ascribed to it in Section 832 of the Income and Corporation Taxes Act 1988 and “equity share capital” has the meaning ascribed to it in Section 744 of the Companies Act 1985.

(c)	Undertakings of the Issuer and the Guarantor

Whilst any Bond remains outstanding, the Issuer will, and the Guarantor will procure that the Issuer will, save with the approval of an Extraordinary Resolution or with the prior written approval of the Trustee where, in the Trustee’s opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval:

(i)	comply with its obligations under the Articles of the Issuer and not make any amendment to the Articles of the Issuer which would vary, abrogate or modify the rights appertaining to the Preference Shares;

(ii)	keep available for issue free from pre-emptive rights out of its authorised but unissued capital such number of Unclassified Shares as would enable all the unexercised Conversion Rights and any other rights of conversion into, subscription for and exchange into Preference Shares to be satisfied in full; and

(iii)	not issue any other share capital with rights which are more favourable than the rights attaching to the Preference Shares as respects dividends or payment of the Paid-up Value thereof or on a return of capital or otherwise, provided that the creation or issue of any class of share capital ranking junior to or pari passu with the Preference Shares as respects rights to dividends and to payment of the Paid-up Value thereof on a return of capital or otherwise shall be deemed not to be a variation, abrogation or modification of the rights appertaining to the Preference Shares.

14	Prescription

Claims in respect of Bonds will become prescribed unless presented for payment as required by Condition 10 within 10 years (in the case of principal) and five years (in the case of interest), from the Relevant Date (as defined in Condition 23).

15	Meetings of Bondholders, Modification, Waiver and Substitution

(a)	Meetings

The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests including the modification by Extraordinary Resolution (as defined in the Trust Deed) of these Conditions or other provisions of the Trust Deed, the Deed Poll or the Articles of the Issuer (in the case of the Articles of the Issuer which would vary, abrogate or modify the rights appertaining to the Preference Shares). The quorum at any such meeting for passing an Extraordinary Resolution will be one or more persons holding or representing a clear majority in principal amount of the Bonds for the time being outstanding, or at any adjourned such meeting one or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented, except that at any meeting the business of which includes the modification of certain of these Conditions, or certain provisions of the Trust Deed, the Deed Poll or the Articles of the Issuer (including, inter alia, those relating to status, conversion and exchange terms and the currency, amount (but not to increase such amount) and the due date of payment of redemption moneys and interest or other amount in respect of the Bonds), the quorum will be one or more persons holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, in principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of Bondholders will be binding on all Bondholders, whether or not they are present at the meeting.

(b)	Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification to these Conditions or to the provisions of the Trust Deed, the Deed Poll or the Articles of the Issuer (in the case of the Articles of the Issuer which would vary, abrogate or modify the rights appertaining to the Preference Shares) which in its opinion is of a formal, minor or technical nature or to correct a manifest or proven error or (ii) any other modification which in its opinion is not materially prejudicial to the interests of the Bondholders. The Trustee may also agree without the consent of the Bondholders to the waiver or authorisation of any breach or proposed breach of any of the provisions of the Trust Deed, the Deed Poll or the Articles of the Issuer or of the terms and conditions of the Bonds which in its opinion is not materially prejudicial to the interests of the Bondholders. The Trustee may also agree without the consent of the Bondholders that an Event of Default which in its opinion is not materially prejudicial to the interests of Bondholders should be treated as such. For the avoidance of doubt, the consent of the Trustee or the Bondholders is not required for an alteration or modification of the Articles of the Issuer in respect of the rights appertaining to the Nominal Shares, provided that any such alteration or modification does not, or does not have the effect of, varying, abrogating or modifying the rights appertaining to the Preference Shares. As used above, “Nominal Shares” has the meaning provided for in the Articles of the Issuer.

(c)	Substitution of the Issuer

The Trust Deed contains provisions permitting the Trustee (if it is satisfied that to do so would not be materially prejudicial to the interests of Bondholders) to agree, if requested by the Issuer and subject to such amendment of the Trust Deed and the Deed Poll and such other conditions as the Trustee may require, but without the consent of the Bondholders, to the substitution of any other company in place of the Issuer, or of any previous substituted company, as principal debtor under the Trust Deed and the Bonds and as party to the Agency Agreement, subject to the Bonds remaining unconditionally and irrevocably guaranteed by the Guarantor as provided in these conditions and the Trust Deed and being convertible mutatis mutandis as provided in these Conditions into Preference Shares in the substituted company with like rights mutatis mutandis to the Preference Shares and to such Preference Shares being immediately exchangeable for Ordinary Shares mutatis mutandis as provided in the Articles of the Issuer and to the obligations of the Guarantor under the Deed Poll applying mutatis mutandis to such Preference Shares.

(d)	Notice to Bondholders

Any such modification, waiver, authorisation or substitution shall be binding on all Bondholders and, unless the Trustee agrees otherwise, any such modification or substitution shall be notified to the Bondholders in accordance with Condition 18 as soon as practicable thereafter.

(e)	Exercise of Powers etc.

In connection with the exercise of its powers, trusts, authorities or discretions (including but not limited to those in relation to any proposed modification, waiver, authorisation or substitution as aforesaid) the Trustee shall have regard to the interests of the Bondholders as a class and shall not have regard to the consequences of such exercise for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim from the Issuer, the Guarantor or the Trustee, any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders except to the extent provided for in Condition 12 and/or in any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.

16	Replacement of the Bonds

If any Bond is lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Principal Paying, Transfer, Conversion and Exchange Agent or the Registrar (or any other place of which notice shall have been given in accordance with Condition 18) upon payment by the claimant of the expenses incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Bonds must be surrendered before any replacements will be issued.

17	Indemnification of the Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking any action unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with the Guarantor, the Issuer or any of their respective Subsidiaries without accounting for any profit resulting therefrom. The Trustee is trustee for the Bonds only and not the Preference Shares or Ordinary Shares and as such shall not at any time be responsible for the value, sufficiency or validity of any of the Preference Shares or Ordinary Shares or the Exchange Price. The Trustee shall not be obliged to exercise any voting rights or any other related rights in respect of the Preference Shares or the Ordinary Shares issued to it pursuant to these Conditions and shall not be liable to anyone for failure to do so.

The Trustee shall not be responsible for any loss occasioned by any delay in effecting the transfer of Payment Ordinary Shares to the Calculation Agent pursuant to Condition 7 or their subsequent sale and the conversion of the proceeds arising from such sale into US dollars by the Calculation Agent, including (but without limitation) the timing of any such sale or conversion or the price at which such Payment Ordinary Shares are sold or the rate at which any amounts are converted into US dollars, or the inability to sell any such Payment Ordinary Shares or make such conversion or otherwise.

18	Notices

Notices to Bondholders will be valid if published in a leading newspaper having general circulation in London (expected to be the Financial Times). Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

19	Further Issues

The Issuer shall be at liberty from time to time without the consent of the Bondholders to create and issue further notes, bonds or debentures either having the same terms and conditions in all respects as the Bonds (or in all respects except for the first payment of interest on them) and so that such further issue shall be consolidated and form a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) or upon such terms as to interest, subordination, conversion, premium, redemption and otherwise as the Issuer may determine at the time of their issue. Any further notes, bonds or debentures forming a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other notes, bonds or debentures may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of notes, bonds or debentures of other series in certain circumstances where the Trustee so decides.

20	Enforcement

At any time after the Bonds become due and payable, the Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer and/or the Guarantor as it may think fit to enforce the terms of the Trust Deed and the Bonds, but it need not take any such proceedings unless (1) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Bondholders holding at least one-quarter in principal amount of the Bonds outstanding, and (2) it shall have been indemnified to its satisfaction. No Bondholder may proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

21	Governing Law and Jurisdiction

(a)	Governing Law

The Trust Deed and the Bonds are governed by, and shall be construed in accordance with, the laws of England.

(b)	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with the Bonds and accordingly any legal action or proceedings arising out of or in connection with any Bonds (“Proceedings”) may be brought in such courts. The Issuer and the Guarantor have in the Trust Deed irrevocably submitted to the jurisdiction of such courts.

(c)	Service of Process

Each of the Issuer and the Guarantor, in accordance with the Trust Deed, will appoint the Guarantor’s London office, whose address is Fifth Floor, 30 Cannon Street, London EC4M 6XH, to act as its agent in England to receive, for it and on its behalf, service of process in any Proceedings in England.

22	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

23	Definitions

In these Conditions:

“Agent’s Spot Rate of Exchange” means the Calculation Agent’s spot rate of exchange for the purchase of the relevant Optional Currency in the London foreign exchange market with US dollars at or about 11.00 a.m. on a particular day;

“Authorised Denominations” means US$1,000 and integral multiples thereof;

“Balance Sheet” means, at any time, the latest published audited consolidated balance sheet of the Group on a historic cost basis;

“Bondholder” and “holder” means the holders of the Bonds;

“Bonds” means the US$700,000,000 4.00 per cent. Step-up Perpetual Subordinated Guaranteed Convertible Bonds, and such expression shall include, unless the context otherwise requires, any further bonds issued pursuant to Condition 19 and forming a single series with the Bonds;

“Borrowings” means any indebtedness in respect of:

(a)	moneys borrowed and debit balances at banks and other financial institutions;

(b)	any debt security including any bond, note or loan stock;

(c)	any acceptance under any acceptance credit facility opened by a bank or other financial institution;

(d)	the sale or discounting of receivables (except to the extent that such sale or discounting is on a non-recourse basis);

(e)	any lease which the Guarantor accounts for as a finance lease as such term is described in the Statement of Standard Accounting Practices No. 21 (or any successor statement or financial reporting standard);

(f)	any accrued fixed or minimum premium payable on the repayment or redemption of any instrument referred to in paragraph (b) above;

(g)	the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset; and

(h)	any guarantee, indemnity and/or other form of assurance against financial loss by any member of the Group in respect of any indebtedness of any person of a type referred to in paragraphs (a) to (g) above.

Any amount outstanding in a currency other than sterling is to be taken into account at its sterling equivalent calculated on the basis of the Calculation Agent’s spot rate of exchange at 11.00 a.m. on the day the relevant amount falls to be calculated. However, indebtedness owing by one member of the Group to another member of the Group shall not be taken into account as Borrowings and, for the purposes of calculating the amount of Borrowings at any time:

(i)	deep discount borrowings will be valued at the amount attributed to them in the then latest Balance Sheet; and

(ii)	no item of indebtedness will be double counted by the inclusion of both the primary indebtedness and indebtedness arising under a guarantee, indemnity and/or other form of assurance with respect to that primary indebtedness;

“Calculation Agent” means UBS Limited as calculation agent in relation to the Bonds, or its successor or successors for the time being appointed under the Calculation Agency Agreement;

“Current Market Price” means, in respect of an Ordinary Share at a particular date, the average of the bid and offer quotations published by or derived from, the Relevant Stock Exchange for one Ordinary Share for the five consecutive dealing days ending on the dealing day immediately preceding such date; provided that if at any time during the said five-day period the Ordinary Shares shall have been quoted ex-dividend and during some other part of that period the Ordinary Shares shall have been quoted cum-dividend then:

(a)	if the Ordinary Shares to be issued do not rank for the dividend in question, the quotations on the dates on which the Ordinary Shares shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Ordinary Share (excluding any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of the United Kingdom);

(b)	if the Ordinary Shares to be issued do rank for the dividend in question, the quotations on the dates on which the Ordinary Shares shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount, and provided further that if the Ordinary Shares on each of the said five dealing days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the Ordinary Shares to be issued do not rank for that dividend the quotations on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Ordinary Share (excluding any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of the United Kingdom);

“Day Count Fraction” means, in respect of each Interest Period after the First Reset Date, the actual number of days divided by 360;

“dealing day” means a day on which the Relevant Stock Exchange is open for business and Shares may be dealt in on the Relevant Stock Exchange;

a “Deferral Event” shall occur at any time if, (a) as at the last day of each financial year and each financial half-year of the Guarantor, the ratio of Operating Profit for the preceding 12 months of the Group to Net Interest Payable for the same period is less than 1.75 to 1 or (b) in the three calendar months immediately preceding the relevant Payment Date, no dividend or distribution has been declared or paid and no payment of interest if any is due has been made on any class of share capital of the Guarantor or any other obligations which rank in a winding-up of the Guarantor junior to the claims of the Bondholders;

“Distribution Licence” means the electricity distribution licence granted or treated as granted to SP Distribution plc (SC189125) under Section 6(l)(c) of the Electricity Act as modified and in force from time to time;

“Electricity Act” means the Electricity Act 1989 as amended or re-enacted from time to time and all subordinate legislation made pursuant thereto;

“Excluded Subsidiary” means any Subsidiary of the Guarantor (other than the Issuer):

(a)	which is a single purpose company whose principal assets and business are constituted by the ownership, acquisition, development and/or operation of an asset;

(b)	none of whose indebtedness for borrowed money in respect of the financing of such ownership, acquisition, development and/or operation of an asset is subject to any recourse whatsoever to any member of the Group (other than such Subsidiary or another Excluded Subsidiary) in respect of the repayment thereof, except as expressly referred to in sub-paragraph (ii) of the definition of Project Finance Indebtedness; and

(c)	which has been designated as such by the Guarantor by written notice to the Trustee, provided that the Guarantor may give written notice to the Trustee at any time that any Excluded Subsidiary is no longer an Excluded Subsidiary, whereupon it shall cease to be an Excluded Subsidiary;

“First Reset Date” means 10 July 2011;

“Generation Licence” means the electricity generation licence granted or treated as granted to Scottish Power Generation plc (SC189124) under Section 6(l)(a) of the Electricity Act as modified and in force from time to time;

“Group” means the Guarantor and its Subsidiary Undertakings and “member of the Group” shall be construed accordingly;

“Guarantor” means Scottish Power plc;

“indebtedness for borrowed money” means any present or future indebtedness (whether principal, premium, interest or other amounts) for or in respect of (i) money borrowed, (ii) liabilities under or in respect of any acceptance or acceptance credit, or (iii) any notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash;

“Independent Financial Adviser” means a financial adviser appointed by the Guarantor and approved in writing by the Trustee or, if the Guarantor shall not have appointed such an adviser within 21 calendar days after becoming aware of the need for such appointment hereunder and the Trustee is indemnified to its satisfaction against the costs, fees and expenses of such adviser, appointed by the Trustee following notification to the Guarantor;

“Interest Amount” means, in respect of a Bond, the amount of interest payable for the relevant Interest Period on such Bond in accordance with Condition 5;

“Interest Determination Date” means, in relation to each Reset Date, the second London business day prior to such Reset Date;

“Interest Payable” means, in respect of any financial period, all interest, discount and acceptance commission and all other continuing, regular or periodic costs, charges and expenses in the nature of interest (whether paid, payable or capitalised) or treated for accounting purposes as interest, incurred by the Group in effecting, servicing or maintaining Total Consolidated Borrowings during that period;

“Interest Payment” means, with respect to an Interest Payment Date, the aggregate Interest Amounts for the Interest Period ending on such Interest Payment Date;

“Interest Payment Date” means (i) in respect of the period from the Issue Date to (and including) the First Reset Date, 10 January and 10 July in each year, starting on 10 January 2004 and (ii) after the First Reset Date, 10 January, 10 April, 10 July and 10 October in each year, starting on 10 October 2011, provided that if any Interest Payment Date after the First Reset Date would otherwise fall on a day which is not a Business Day, it shall be postponed to the next day which is a Business Day in London and New York;

“Interest Period” means the period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date;

“Interest Rate” has the meaning given to it in Condition 5(b);

“Interest Receivable” means, in respect of any financial period, interest and amounts in the nature of interest received during that period by the Group from persons outside the Group;

“Issue Date” means 10 July 2003, being the date of initial issue of the Bonds;

“Issuer” means Scottish Power Finance (Jersey) Limited;

“London business day” means a day (other than a Saturday or Sunday) on which commercial banks are open for business in London;

“London Stock Exchange” means London Stock Exchange plc;

“Manweb Licence” means the electricity distribution licence granted or treated as granted to SP Manweb plc (2366937) under Section 6(l)(c) of the Electricity Act as modified and in force from time to time;

“Market Disruption Event” means (i) the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the London Stock Exchange or otherwise) or on settlement procedures for transactions in the Ordinary Shares on the London Stock Exchange if, in any such case, that suspension or limitation is, in the determination of an Independent Financial Adviser, material in the context of the sale of the Ordinary Shares, or (ii) in the opinion of the Issuer, there has been a substantial deterioration in the price and/or value of the Ordinary Shares or circumstances are such as to prevent or to a material extent restrict the issue or delivery of the Payment Preference Shares or Payment Ordinary Shares, as the case may be, or (iii) where, pursuant to these Conditions, monies are required to be converted from one currency into another currency in respect of any Payment, the occurrence of any event that makes it impracticable to effect such conversion;

“Net Interest Payable” means, in respect of any financial period, Interest Payable during that period less Interest Receivable during that period;

“NGC Transmission Licence” means the licence granted to The National Grid Company plc under Section 6(l)(b) of the Electricity Act;

“Operating Profit” means the consolidated net pre-taxation profits (after adding back Net Interest Payable) of the Group for a financial year of the Group before taking account of any exceptional or extraordinary profits (or losses) and before charging goodwill amortisation;

“Optional Currency” means sterling, euros or any other currency (other than US dollars) which is for the time being freely transferable and convertible into US dollars and deposits of which are readily available in the London interbank market;

“Ordinary Shares” means ordinary shares of the Guarantor, having on the Issue Date a nominal value of 50 pence each;

“Payment Ordinary Shares” has the meaning ascribed to it in Condition 7(b);

“Payment Preference Shares” has the meaning ascribed to it in Condition 7(b);

“Principal Subsidiary” at any time shall mean:

(A)	any Relevant Subsidiary; or

(B)	any Subsidiary of the Guarantor (not being an Excluded Subsidiary or any other Subsidiary of the Guarantor 90 per cent. in principal amount of whose indebtedness for borrowed money is Project Finance Indebtedness):

(i)	whose (a) profits on ordinary activities before tax or (b) net assets represent 20 per cent. or more of the consolidated profits on ordinary activities before tax of the Group or consolidated net assets of the Group respectively, in each case as calculated by reference to the then latest audited financial statements of such Subsidiary and the then latest audited consolidated financial statements of the Group; or

(ii)	to which is transferred all or substantially all of the business, undertaking and assets of a Subsidiary of the Guarantor which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferor Subsidiary shall immediately cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary under the provisions of this sub-paragraph (ii) (but without prejudice to the provisions of sub-paragraph (i) above), upon publication of its next audited financial statements, all as more fully defined in the Trust Deed.

A report by two Directors of the Guarantor that, in their opinion, a Subsidiary of the Guarantor is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Trustee and the Bondholders;

“Project Finance Indebtedness” means any present or future indebtedness incurred to finance the ownership, acquisition, development and/or operation of an asset, whether or not an asset of a member of the Group:

(i)	which is incurred by an Excluded Subsidiary; or

(ii)	in respect of which the person or persons to whom any such indebtedness is or may be owed by the relevant borrower (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than an Excluded Subsidiary) for the repayment thereof other than:

(A)	recourse for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset; and/or

(B)	recourse for the purpose only of enabling amounts to be claimed in respect of such indebtedness in an enforcement of any encumbrance given by such borrower over such asset or the income, cash flow or other proceeds deriving therefrom (or given by any shareholder or the like in the borrower over its shares or the like in the capital of the borrower) to secure such indebtedness, provided that (aa) the extent of such recourse is limited solely to the amount of any recoveries made on any such enforcement, and (bb) such person or persons is/are not entitled, by virtue of any right or claim arising out of or in connection with such indebtedness, to commence proceedings for the winding up or dissolution of any member of the Group (other than an Excluded Subsidiary) or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of any member of the Group (other than an Excluded Subsidiary) or any of its assets (save for the assets the subject of such encumbrance); and/or

(C)	recourse under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by any member of the Group (other than an Excluded Subsidiary);

“Relevant Date” means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in New York City by the Principal Paying, Transfer, Conversion and Exchange Agent or the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Bondholders. Any reference in these Conditions to principal, premium and/or interest shall be deemed to include any Additional Amounts or any undertaking given in addition to or substitution for it under the Trust Deed;

“Relevant Event” means an offer made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associate of the offeror (as defined in Section 430E(4) of the Companies Act 1985, or any modification or re-enactment thereof)), to acquire the whole or any part of the issued ordinary share capital of the Guarantor or if any person proposes a scheme with regard to such acquisition and (such offer or scheme having become or been declared unconditional in all respects) the Guarantor becomes aware that the right to cast more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the Guarantor has or will become unconditionally vested in the offeror and/or such associates;

“Relevant Licence” means the Generation Licence, the Transmission Licence, the Distribution Licence, the Manweb Licence or the Supply Licence or, in any such case, and from time to time, any other licence or licences relating to the transmission, distribution or supply of electricity in the United Kingdom granted to the Guarantor and/or any Relevant Subsidiary and “Relevant Licence” shall be construed accordingly;

“Relevant Subsidiary” means a member of the Group that holds a Relevant Licence;

“Reset Date” means the First Reset Date and thereafter each Interest Payment Date;

“Reset Period” means the period from (and including) a Reset Date to (but excluding) the next succeeding Reset Date;

“Senior Creditors” means creditors of the Guarantor (a) who are unsubordinated creditors of the Guarantor; (b) whose claims are, or are expressed to be, subordinated (whether only in the event of the winding up of the Guarantor or otherwise) to the claims of depositors and other unsubordinated creditors of the Guarantor but not further or otherwise; (c) whose claims are in respect of any dated subordinated debt of the Guarantor; or (d) whose claims are, or are expressed to be, subordinated to the claims of other creditors whether subordinated or unsubordinated of the Guarantor other than those whose claims rank, or are expressed to rank, pari passu with the Bond Guarantee, or junior to such Bond Guarantee;

“Share Exchange Call” shall have the meaning given to it in the Articles of the Issuer;

“Shareholders” means the holders at any given time of Ordinary Shares;

“Subsidiary” and “Holding Company” have the meanings ascribed to them under Section 736 of the Companies Act 1985;

“Subsidiary Undertaking” shall have the meaning given to it by Section 258 of the Companies Act 1985 (but, in relation to the Guarantor, shall exclude any undertaking (as defined in the Companies Act 1985) whose accounts are not included in the then latest published audited consolidated accounts of the Guarantor, or (in the case of an undertaking which has first become a subsidiary undertaking of a member of the Group since the date as at which any such audited accounts were prepared) would not have been so included or consolidated if it has become so on or before that date);

“Supply Licence” means the electricity supply licence granted or treated as granted to Scottish Power Energy Retail Limited (SC190287) under Section 6(l)(d) of the Electricity Act as modified and in force from time to time;

“Total Consolidated Borrowings” means, at any time, the aggregate principal amount (or amounts equivalent to principal, howsoever described) comprised in the Borrowings of the Guarantor and its Subsidiaries at that time calculated on a consolidated basis. Any amount outstanding in a currency other than sterling is to be taken into account at its sterling equivalent calculated on the basis of the Agent’s Spot Rate of Exchange on the day the relevant amount falls to be calculated;

“Transmission Licence” means the electricity transmission licence granted or treated as granted to SP Transmission plc (SC189126) under Section 6(l)(b) of the Electricity Act as modified and in force from time to time;

“UK Listing Authority” means the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000; and

“Unclassified Shares” means unclassified shares in the share capital of the Issuer.

For the purposes of Conditions 8 and 13 only, (a) references to the “issue” of Ordinary Shares shall include the transfer and/or delivery of Ordinary Shares by the Guarantor or any of its Subsidiaries, whether newly issued and allotted or previously existing, and (b) Ordinary Shares held by the Guarantor or any of its Subsidiaries shall not be considered as or treated as “in issue”.

ISIN:	[XS0171196727	][1]
	[XS0171162075	][2]

SCHEDULE 3

Form of Global Bonds

SCOTTISH POWER FINANCE (JERSEY) LIMITED

(incorporated with limited liability in Jersey with registered number 85627)

U.S.$700,000,000 4.00 per cent. Step-Up Perpetual Subordinated Guaranteed Convertible

Bonds (the “Bonds”)

guaranteed by

SCOTTISH POWER PLC

(incorporated with limited liability in Scotland with registered number 193794)

and convertible into 4.00 per cent. Exchangeable Redeemable Preference Shares in

Scottish Power Finance (Jersey) Limited which will be

exchanged immediately for Ordinary Shares in

SCOTTISH POWER PLC

[RULE 144A]1/[REGULATION S]2 GLOBAL BOND

[THIS BOND, THE GUARANTEE IN RESPECT HEREOF, AND THE ORDINARY SHARES TO BE ISSUED UPON EXCHANGE OF THE PREFERENCE SHARES ON CONVERSION OF THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR ANY OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER WILL BE REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS BOND OR THE PREFERENCE SHARES ISSUED UPON CONVERSION OF THE BONDS OR THE ORDINARY SHARES FOR WHICH THE PREFERENCE SHARES ARE EXCHANGEABLE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS BOND, THE BOND GUARANTEE OR THE PREFERENCE SHARES ISSUED UPON CONVERSION OF THE BONDS OR THE ORDINARY SHARES FOR WHICH THE PREFERENCE SHARES ARE EXCHANGEABLE.

[1]	This language shall be borne by the Rule 144A Global Bond,
[2]	This language shall be borne by the Regulation S Global Bond.

THE ORDINARY SHARES ISSUED ON EXCHANGE OF THE PREFERENCE SHARES INTO WHICH THIS BOND IS CONVERTIBLE MAY NOT BE DEPOSITED INTO ANY UNRESTRICTED DEPOSITARY FACILITY ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK, UNLESS AND UNTIL THE TIME AS SUCH ORDINARY SHARES ARE NO LONGER “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144(A)(3) UNDER THE SECURITIES ACT.]1

[THIS BOND, THE GUARANTEE IN RESPECT HEREOF, AND THE ORDINARY SHARES TO BE ISSUED UPON THE EXCHANGE OF THE PREFERENCE SHARES ON CONVERSION OF THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR ANY OTHER JURISDICTION OF THE UNITED STATES, AND PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF BONDS AND THE CLOSING DATE (THE “DISTRIBUTION COMPLIANCE PERIOD”), SUCH BONDS MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION OF THE UNITED STATES.]2

The Bonds of Scottish Power Finance (Jersey) Limited (the “Issuer”) in respect of which this Global Bond is issued form part of a series designated as specified in the title. The Bonds are guaranteed by Scottish Power plc (the “Guarantor”).

The Issuer hereby certifies that Citivic Nominees Limited is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of

U.S.$[●],000,000

([●] U.S. dollars)

The Bonds are constituted by a Trust Deed dated 10 July 2003 (the “Trust Deed”) between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c. as trustee (the “Trustee”) and are subject to the Trust Deed and the terms and conditions (the “Conditions”) set out in Schedule 2 to the Trust Deed as modified by the provisions of this Global Bond. Terms used in the Trust Deed have the same meaning herein.

The aggregate principal amount from time to time of this Global Bond shall be that amount as shall be shown by the latest entry in the fourth column of Schedule A hereto, which shall be completed by or on behalf of the Principal Paying, Transfer, Conversion and Exchange Agent upon the redemption or conversion and exchange of the Bonds into ordinary shares of the Guarantor (“Ordinary Shares”) or the purchase and cancellation of Bonds represented hereby or the exchange for definitive Bonds as described below or the exchange of an interest herein for an interest in the [Regulation S Global Bond]1 [Rule 144A Global Bond]2.

[1]	This language shall be borne by the Rule 144A Global Bond.
[2]	This language shall be borne by the Regulation S Global Bond.

The Bonds in respect of which this Global Bond is issued are convertible into 4.00 per cent, exchangeable redeemable preference shares in the Issuer which will be exchanged immediately for Ordinary Shares subject to and in accordance with the Conditions and the Trust Deed.

Except as otherwise described herein, this Global Bond is issued subject to and with the benefit of the Conditions and the Trust Deed.

Exchange for Definitive Bonds

This Global Bond is exchangeable in whole but not in part (free of charge to the holder) for definitive Bonds in registered form following the occurrence of an Exchange Event. An Exchange Event shall have occurred if (i) Euroclear or Clearstream, Luxembourg (or any alternative clearing system on behalf of which this Global Bond may be held) is closed for business for a continuous period of 14 calendar days or more (other than by reason of legal holidays) or announces an intention permanently to cease business or does in fact do so or (ii) the Trustee gives written notice to the Guarantor pursuant to Condition 11 that the Bonds are due and payable. Definitive Bonds issued in exchange for beneficial interests in this Global Bond will by not later than the Global Exchange Date be issued to and delivered to such persons or registered in such name or names, as the case may be, as the holder of this Global Bond shall instruct the Registrar or the Principal Paying, Transfer, Conversion and Exchange Agent.

“Global Exchange Date” means a day falling not later than 30 days after that on which the notice requiring exchange is given or, as the case may be, the occurrence of an Exchange Event and on which banks are open for business in the city in which the specified office of the Registrar is located.

In connection with an exchange following the occurrence of an Exchange Event, a person having an interest in this Global Bond must provide the Registrar with (i) a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver the relevant definitive Bonds and (ii) a fully completed, signed certification substantially to the effect that person is not transferring its interest at the time of such exchange.

The statements set forth in the legend below are an integral part of the Bonds in respect of which this Bond is issued and by acceptance hereof each holder of such Bond agrees to be subject to and bound by the terms and provisions set forth in such legend.

[For so long as any of the Bonds, the Guarantee, Preference Shares or Ordinary Shares, are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Guarantor will, during any period in which it is neither subject to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, provide to any holder or beneficial owner of such restricted securities or to any prospective purchaser of such restricted securities designated by such holder or beneficial owner, or to the Trustee, in the case of the Bonds, for delivery to such holder, beneficial owner or prospective purchaser, in each case, upon request of such holder, beneficial owner or prospective purchaser, the information required to be provided by Rule 144A(d)(4) under the Securities Act.]1

[1]	This language shall be borne by the Rule 144A Global Bond.

Transfers

Transfers of interests in this Global Bond for an interest in the [Regulation S Global Bond]1 [Rule 144A Global Bond at any time on or prior to the end of the applicable distribution compliance period under Regulation S under the Securities Act]2 will only be made upon presentation of a certificate as provided in the Agency Agreement.

Trustee’s Powers

In considering the interests of beneficial owners of interests in this Global Bond in circumstances where this Global Bond is held on behalf of any one or more of Euroclear, Clearstream, Luxembourg and any other clearing system, the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with respect to such beneficial interests in this Global Bond and (b) consider such interests on the basis that such accountholders were the holder of this Global Bond.

This Global Bond shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying, Transfer, Conversion and Exchange Agent.

This Global Bond shall be governed by, and construed in accordance with, English law.

In witness whereof the Issuer has caused this Global Bond to be signed on its behalf by a duly authorised signatory.

Dated 10 July 2003

SCOTTISH POWER FINANCE (JERSEY) LIMITED

By:

This Global Bond is authenticated by or on behalf of the Registrar without recourse, warranty or liability.

By:

Authorised Signatory

[2]	This language shall be borne by the Regulation S Global Bond.

SCHEDULE A

Principal Amount of this Global Bond

Date	Reason for change in the principal amount of this Global Bond[1]	Amount of such change	Principal amount of this Global Bond following such change	Notation made by or on behalf of the Principal Paying, Transfer, Conversion and Exchange Agent

[1]	State whether change following (1) redemption of Bonds or (2) conversion of Bonds or (3) purchase and cancellation of Bonds or (4) exchange for interests in this Global Bond or (5) exchange for interests in the [Regulation S] [Rule 144A] Global Bond or for Registered Bonds.

SCHEDULE B

Interest Payments in respect of this Global Bond

The following payments of interest in respect of this Global Bond and the Bonds represented by this Global Bond have been made:

Date	Amount of Interest due and payable	Amount of interest paid	Notation made by or on behalf of the Principal Paying, Transfer, Conversion and Exchange Agent

SCHEDULE 4

Provisions for Meetings of Bondholders

Interpretation

1	In this Schedule the following expressions have the following meanings:

1.1	“voting certificate” means a certificate in the English language issued by a Paying, Transfer, Conversion and Exchange Agent and dated in which it is stated:

1.1.1	that on that date Bonds (not being Bonds in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjournment of such meeting) bearing specified serial numbers were held to the order of such Paying, Transfer, Conversion and Exchange Agent (to its satisfaction) and that such Bonds will not be released until the earlier of:

(a)	the conclusion of the meeting specified in such certificate or any adjournment of it; and

(b)	the surrender of the voting certificate to the Paying, Transfer, Conversion and Exchange Agent which issued it; and

1.1.2	that its bearer is entitled to attend and vote at such meeting or any adjournment of it in respect of the Bonds represented by such voting certificate;

1.2	“block voting instruction” means a document in the English language issued by a Paying, Transfer, Conversion and Exchange Agent and dated in which:

1.2.1	it is certified that Bonds (not being Bonds in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction or any adjournment of it) are held to the order of such Paying, Transfer, Conversion and Exchange Agent (or to its order at a bank or other satisfaction) and that such Bonds will not be released until the earlier of:

(i)	the conclusion of the meeting specified in such document or any adjournment of it; and

(ii)	the surrender, not less than 48 hours before the time fixed for such meeting or adjournment, of the receipt for each such deposited Bond which is to be released to the Paying, Transfer, Conversion and Exchange Agent which issued it and the notification of such surrender by such Paying, Transfer, Conversion and Exchange Agent to the Issuer;

1.2.2	it is certified that each depositor of such Bonds or a duly authorised agent on his behalf has instructed such Paying, Transfer, Conversion and Exchange Agent that the votes attributable to his Bonds so deposited should be cast in a particular way in relation to the resolution to be put to such meeting or any adjournment of it and that all such instructions are, during the period of 48 hours before the time fixed for such meeting or adjourned meeting, neither revocable nor subject to amendment;

1.2.3	the total numbers and the serial numbers of the Bonds so deposited are listed, distinguishing with regard to each such resolution between those in respect of which instructions have been so given (i) to vote for, and (ii) to vote against, the resolution; and

1.2.4	any person named in such document as a proxy is authorised and instructed by such Paying, Transfer, Conversion and Exchange Agent to vote in respect of the Bonds so listed in accordance with the instructions referred to in paragraph 1.2.3 above as set out in such document.

2

2.1	A holder of a Bond may obtain a voting certificate from a Paying, Transfer, Conversion and Exchange Agent or require a Paying, Transfer, Conversion and Exchange Agent to issue a block voting instruction by depositing his Bond with such Paying, Transfer, Conversion and Exchange Agent not later than 48 hours before the time fixed for any meeting. Voting certificates and block voting instructions shall be valid until the relevant Bonds are released pursuant to paragraph 1 and until then the holder of any such voting certificate or (as the case may be) the proxy named in any such block voting instruction shall, for all purposes in connection with any meeting or proposed meeting of Bondholders, be deemed to be the holder of the Bonds to which such voting certificate or block voting instruction relates and the Paying, Transfer, Conversion and Exchange Agent with which (or to the order of which) such Bonds have been deposited shall be deemed for such purposes not to be the holder of those Bonds.

2.2	A holder of a Bond in registered form may by an instrument in writing in the form available from any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to any Paying, Transfer, Conversion and Exchange Agent not later than 48 hours before the time fixed for any meeting, appoint any person as a proxy to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders.

2.3	A holder of a Bond in registered form which is a corporation may, by delivering to any Paying, Transfer, Conversion and Exchange Agent not later than 48 hours before the time fixed for any meeting a resolution in English of its directors or other governing body, authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Bondholders.

2.4	A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bonds shall be deemed for such purposes not to be the holder.

3	Each of the Issuer, the Guarantor and the Trustee at any time may, and the Trustee (subject to its being indemnified to its satisfaction against all costs and expenses thereby occasioned) upon a request in writing of Bondholders holding not less than one-tenth in principal amount of the Bonds for the time being outstanding shall, convene a meeting of Bondholders. Whenever any such party is about to convene any such meeting it shall forthwith give notice in writing to each other party of the day, time and place of the meeting and of the nature of the business to be transacted at it. Every such meeting shall be held at such time and place as the Trustee may approve.

4	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Bondholders. A copy of the notice shall in all cases be given by the party convening the meeting to each of the other parties. Such notice shall also specify, unless in any particular case the Trustee otherwise agrees, the nature of the resolutions to be proposed.

5	A person (who may, but need not, be a Bondholder) nominated in writing by the Trustee may take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time fixed for the meeting the Bondholders present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

6	At any such meeting any one or more persons present in person holding Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-tenth in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate a clear majority in principal amount of the Bonds for the time being outstanding provided that at any meeting the business of which includes any of the matters specified in the proviso to paragraph 19 the quorum shall be one or more persons present in person holding Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than two-thirds in principal amount of the Bonds for the time being outstanding.

7	If within 15 minutes from the time fixed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders, be dissolved. In any other case it shall stand adjourned (unless the Issuer, the Guarantor and the Trustee agree that it be dissolved) for such period, not being less than 13 days nor more than 42 days, and to such place, as may be decided by the chairman. At such adjourned meeting one or more persons present in person holding Bonds or voting certificates or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 19 the quorum shall be one or more persons so present holding Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-third in principal amount of the Bonds for the time being outstanding.

8	The chairman may with the consent of (and shall if directed by) any meeting adjourn such meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

9	At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

10	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a holder of a voting certificate or as a proxy or representative.

11	At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer, the Guarantor, the Trustee or by one or more persons holding one or more Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

12	If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

13	Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

14	The Issuer, the Guarantor and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend at any meeting of Bondholders or join with others in requesting the convening of such a meeting unless he is the holder of a Bond or a voting certificate or is a proxy or a representative.

15	At any meeting on a show of hands every person who is present in person and who produces a Bond or voting certificate or is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each U.S.$1,000 or, in the case of meetings of holders of Bonds denominated in another currency, as the Trustee in its absolute discretion may decide) in principal amount of the Bonds so produced or represented by the voting certificate so produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies named in any block voting instruction, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

16	The proxy named in any block voting instruction need not be a Bondholder.

17	Each block voting instruction shall be deposited at the registered office of the Guarantor or at such other place as the Trustee shall designate or approve, not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxy named in the block voting instruction proposes to vote, and in default the block voting instruction shall not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A certified copy of each such block voting instruction and satisfactory proof (if applicable) shall if required by the Trustee be produced by the proxy at the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of, or the authority of, the proxy named in any such block voting instruction.

18	Any vote given in accordance with the terms of a block voting instruction shall be valid even if the block voting instruction or any of the Bondholders’ instructions pursuant to which it was executed has been previously revoked or amended, provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying, Transfer, Conversion and Exchange Agent by the Guarantor or the Trustee at its registered office or by the chairman of the meeting in each case not less than 24 hours before the time fixed for the meeting or adjourned meeting at which the block voting instruction is used.

19	A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

19.1	to sanction any proposal by the Issuer, the Guarantor or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer or the Guarantor or against any of its property whether such rights shall arise under this Trust Deed, the Deed Poll, the Articles of the Issuer or otherwise;

19.2	to sanction any scheme or proposal for the exchange, substitution or sale of the Bonds for, or the conversion of the Bonds into, or the cancellation of the Bonds in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or the Guarantor or any other body corporate formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash;

19.3	to assent to any modification of this Trust Deed, the Conditions, the Deed Poll, the Articles of the Issuer that relate to the rights appertaining to the Bonds which shall be proposed by the Issuer, the Guarantor or the Trustee and (for the avoidance of doubt) no meeting of Bondholders shall be required to be convened to consider, or Extraordinary Resolution passed in respect of, the amendment of the Articles of the Issuer so as to alter or modify the rights appertaining to the Nominal Shares (as defined in the Articles of the Issuer) provided that any such alteration or modification does not, or does not have the effect of varying, abrogating or modifying the rights appertaining to the Preference Shares;

19.4	to authorise anyone to concur in and do all such things as may be necessary to carry out and to give any authority, direction or sanction which under this Trust Deed or the Bonds is required to be given by Extraordinary Resolution;

19.5	to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer upon such committee or committees any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

19.6	to approve a person proposed to be appointed as a new Trustee and to remove any Trustee;

19.7	to approve the substitution of any entity for the Issuer or the Guarantor (or any previous substitute) as principal debtor or guarantor under this Trust Deed; and

19.8	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds;

provided that the special quorum provisions contained in the proviso to paragraph 6 and, in the case of an adjourned meeting, in the proviso to paragraph 7 shall apply in relation to any Extraordinary Resolution for the purpose of paragraph 19.2 or 19.7 or for the purpose of making any modification to the provisions contained in this Trust Deed, the Deed Poll, the Articles of the Issuer (same as provided above) or the Bonds which would have the effect of:

19.8.1	modifying the status, conversion and exchange terms in respect of the Bonds and the Preference Shares respectively;

19.8.2	reducing or cancelling the principal amount of, or interest on, or other amounts in respect of or reducing the rate of interest on, the Bonds; or

19.8.3	changing the currency of payment of the Bonds or the due date or dates for any payment in respect of the Bonds; or

19.8.4	modifying the provisions contained in this Schedule concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution;

19.8.5	modifying the terms of the Bond Guarantee; or

19.8.6	amending this proviso.

20	An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Trust Deed shall be binding upon all the Bondholders, whether or not present at such meeting and whether or not they vote in favour, and each of the Bondholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

21	The expression “Extraordinary Resolution” means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast.

22	Minutes of all resolutions and proceedings at every such meeting shall be made and entered in the books to be from time to time provided for that purpose by the Issuer or the Trustee and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters contained in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

23	Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings of Bondholders and attendance and voting at them as the Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks reasonable:

23.1	so as to satisfy itself that persons who purport to requisition a meeting in accordance with paragraph 3 or who purport to make any requisition to the Trustee in accordance with this Trust Deed are in fact Bondholders; and

23.2	as to the form of voting certificates or block voting instructions to be issued pursuant to paragraph 1 so as to satisfy itself that persons who purport to attend or vote at any meeting of Bondholders are entitled to do so in accordance with this Trust Deed.

24	If and whenever the Issuer shall have issued and have outstanding any Bonds which are not identical and do not form one single series then those Bonds which are in all respects identical shall be deemed to constitute a separate series of the Bonds and the foregoing provisions of this Schedule shall have effect subject to the following modifications:

24.1	a resolution which in the opinion of the Trustee affects one series only of the Bonds shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Bonds of that series;

24.2	a resolution which in the opinion of the Trustee affects more than one series of the Bonds but does not give rise to a conflict of interest between the holders of Bonds of any of the series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Bonds of all the series so affected;

24.3	a resolution which in the opinion of the Trustee affects more than one series of the Bonds and gives or may give rise to a conflict of interest between the holders of the Bonds of any of the series so affected shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the holders of the Bonds of each series so affected; and

24.4	to all such meetings as aforesaid all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Bonds and holders were references to the Bonds of the series or group of series in question and to the holders of such Bonds respectively.

24.5	If the Issuer shall have issued and have outstanding (a) Bonds which are not denominated in United States dollars or (b) more than one series of Bonds denominated in United States dollars but in differing denominations, the following provisions shall apply. In the case of any meeting of holders of Bonds of more than one currency the principal amount of such Bonds not denominated in United States dollars shall (i) for the purposes of paragraph 3 above be the equivalent in United States dollars at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into United States dollars on the seventh dealing day prior to the day on which the request in writing is received by the Trustee and (ii) for the purposes of paragraphs 6, 7, 11 and 15 above (whether in respect of the meeting, or any adjourned such meeting or any poll resulting therefrom) be the equivalent in United States dollars at such spot rate on the seventh dealing day (as defined above) prior to the day of such meeting or, if applicable, the taking of such poll. In such circumstances, and where separate series of Bonds denominated in United States dollars but of different denominations are to be treated together for the purposes of this Schedule, on any poll each person present shall have one vote for every complete one United States dollar of Bonds (converted as above) which he holds.

25	Nothing in this Trust Deed shall prevent any of the proxies named in any block voting instruction or form of proxy from being a director, managing director, officer or representative of, or otherwise connected with, the Issuer, the Guarantor or any of its other Subsidiaries.

26	References in this Schedule to Agents shall, where the context requires, be taken to be references to Paying, Transfer, Conversion and Exchange Agents.

In witness where this Trust Deed has been executed and delivered as a deed by the Issuer, the Guarantor and the Trustee on the date stated at the beginning.

SCOTTISH POWER FINANCE (JERSEY)

LIMITED

ADRIAN COATS

Director

SCOTTISH POWER PLC

CHARLES BERRY

Director

DONALD MCPHERSON

Secretary

THE COMMON SEAL of THE LAW DEBENTURE TRUST CORPORATION p.l.c. was hereunto affixed in the presence of:	}	SEAL

Director

C RAKESTROW

Director/Authorised Signatory

JULIAN MASON-JEBB